UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Christopher & Banks Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Christopher & Banks Corporation

2400 Xenium Lane North

Plymouth, Minnesota 55441

To Our Stockholders:

Christopher & Banks Corporation is holding its Annual Meeting of Stockholders (“Annual Meeting”) on Thursday, June 30, 2016 at 9:00 a.m. Central Time. You may attend the Annual Meeting in person and vote and submit a question during the Annual Meeting.

The following pages include a formal notice of the Annual Meeting and the proxy statement. The proxy statement describes and provides information on the matters to be acted on at the Annual Meeting. It is important that your shares be represented at the meeting, regardless of whether you plan to attend the meeting. Please vote your shares as soon as possible through the voting options available to you as described in the proxy statement.

On behalf of management and our Board of Directors, we thank you for your continued support of Christopher & Banks Corporation, and I encourage you to join us at the Annual Meeting.

Sincerely,

LuAnn Via
President and Chief Executive Officer

Christopher & Banks Corporation

2400 Xenium Lane North

Plymouth, Minnesota 55441

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m. Central Time on Thursday, June 30, 2016

PLACE:	Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500, 15th Floor, Minneapolis, Minnesota

ITEMS OF BUSINESS:	1.	To elect seven directors as nominated by our Board of Directors to each serve a one-year term.

	2.	To approve, on an advisory basis, the compensation of our named executive officers.

3.

To approve certain amendments to the Christopher & Banks 2013 Directors’ Equity Incentive Plan (“Directors’ Plan”), including an increase in the number of shares authorized under the Directors’ Plan by 500,000 to 1,000,000.

	4.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2017.

	5.	To conduct other business that properly comes before the Annual Meeting or any adjournment of the Annual Meeting.

ANNUAL REPORT AND PROXY STATEMENT:	A copy of our proxy statement and annual report is available at https://materials.proxyvote.com/171046.

DATE OF MAILING OR AVAILABILITY:	This Notice of Annual Meeting of Stockholders and the proxy statement are first being mailed or made available, as the case may be, to stockholders on or about May 18, 2016.

RECORD DATE:

You may vote at the Annual Meeting if you were a stockholder of record of Christopher & Banks Corporation, or if you hold shares through a broker or other nominee, as of the close of business on May 5, 2016.

PROXY VOTING:	Your vote is important to us. You may vote via proxy:

	1.	By visiting www.proxyvote.com on the Internet;

	2.	By calling (within the U.S. or Canada) toll-free at 1-800-690-6903; or

	3.	By signing and returning the enclosed proxy card if you received printed copies of the proxy materials.

For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or nominee.

Regardless of whether you expect to attend the meeting, please vote your shares in one of the ways outlined above.

As we have for the past several years, we are furnishing proxy materials to certain stockholders over the Internet. On or about May 18, 2016, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Availability”) containing instructions on how to access our 2016 proxy statement and Fiscal 2015 annual report and to vote online or via telephone. If you received the Notice of Availability and would like to receive a copy of the printed proxy materials, the Notice of Availability contains instructions on how you can request copies of these documents. Please vote your shares promptly to ensure that they are represented at the meeting.

For the Board of Directors

Luke R. Komarek
Senior Vice President, General Counsel & Corporate Secretary

PROXY STATEMENT SUMMARY

2016 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	June 30, 2016, 9:00 a.m. Central Time

Place:	Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500, 15th Floor, Minneapolis, Minnesota

Record Date:	May 5, 2016

ATTENDING THE REGULAR MEETING OF STOCKHOLDERS

•	Registration opens at 8:30 a.m. Central Time.

•	Meeting starts at 9:00 a.m. Central Time.

•	If you plan to attend the meeting, photo identification may be requested in order to be admitted to the meeting.

•	You do not need to attend the meeting to vote if you submitted your proxy in advance of the meeting.

•	Attendees will be expected to follow the rules of conduct for the meeting.

•	The use of cameras and recording devices is prohibited.

MEETING AGENDA AND BOARD RECOMMENDATIONS

	Item	Board Recommendation	Page Reference
1.	Election of seven director nominees.	FOR All Director Nominees	6
2.	Advisory vote on executive compensation.	FOR	43
3.	Approval of certain amendments to our Directors’ Plan.	FOR	44
4.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2016.	FOR	52

CORPORATE GOVERNANCE

Christopher & Banks understands that corporate governance practices change and evolve over time. We seek to adopt and use practices that we believe will be of value to our stockholders and will positively aid in the governance of the Company. Some of our current governance practices include the following:

Annual election of all directors.	Average Board attendance of 96% during Fiscal 2015, with 100% attendance by six of nine directors.
Majority voting and a director resignation policy for directors in uncontested elections.	Executive sessions of independent directors held regularly.
Independent Board Chair.	Company policy prohibiting pledging and hedging of Company stock.
Only one director is not independent – our CEO.	Annual Board and committee self-assessments.
Our directors are limited to service on four public company boards (three if also serving as a public company CEO). Current average is less than two.	Stock ownership guidelines for directors and executive officers.

BACKGROUND ON DIRECTOR NOMINEES

Our Board of Directors has nominated seven directors for election at the Annual Meeting. Please see “Item 1 - Election of Directors” beginning on page 6 of this proxy statement for additional information about each nominee.

		Director			Other Current
Name	Age	Since	Position	Independent	Public Boards
Jonathan Duskin	48	N/A	Chief Executive Officer of Macellum Capital Management LLC	Yes	—
Seth Johnson	62	N/A	Independent Consultant	Yes	2
Kent Kleeberger	64	N/A	Independent Consultant	Yes	1
William Sharpe, III	53	2012	Partner of Pathfinder Companies, LLC	Yes	—
LuAnn Via	62	2012	President & Chief Executive Officer of Christopher & Banks Corporation	No	1
Lisa Wardell	46	2011	Chair of the Board of Directors; Executive Vice President & Chief Operating Officer of The RLJ Companies	Yes	1
Laura Weil	59	N/A	Founder of Village Lane Advisory LLC	Yes	1

(i)

(ii)

ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K	56

HOUSEHOLDING	56

OTHER MATTERS	57

APPENDIX A	A-1

(iii)

PROXY STATEMENT

FOR THE

2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 30, 2016

The Board of Directors (the “Board”) of Christopher & Banks Corporation (the “Company”, “we”, “us” and “Christopher & Banks”) is soliciting proxies for use at the Christopher & Banks 2016 Annual Meeting of Stockholders (“Annual Meeting”) to be held at 9:00 a.m. Central Time on Thursday, June 30, 2016, at Dorsey & Whitney LLP’s offices at 50 South Sixth Street, 15th Floor, Minneapolis, Minnesota and at any adjournment or postponement of the meeting. On or about May 18, 2016, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) containing instructions on how to access our proxy statement for our Annual Meeting and our annual report to stockholders. Our proxy statement and 2015 annual report to stockholders are available at https://materials.proxyvote.com/171046.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What proposals will be voted on at the Annual Meeting?

There are four proposals to be voted on at the Annual Meeting:

1.	Election of seven directors as nominated by the Board to each serve a one-year term;

2.	Approval, on an advisory basis, of the compensation of our named executive officers (the “Say-on-Pay Proposal”);

3.	Approval of certain amendments to the 2013 Directors’ Equity Incentive Plan (the “Directors’ Plan”), including an increase in the number of shares authorized by 500,000 to 1,000,000;

4.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2017; and

5.	Any other business that may properly come before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote “FOR” each of the nominees to the Board of Directors and “FOR” each of the other three proposals.

Will any other business be considered at the meeting?

Our Board does not intend to present any other matters for a vote at the Annual Meeting. Our by-laws provide that a stockholder may present a proposal at the Annual Meeting that is not included in this proxy statement only if proper written notice was received by us. No stockholder has given the timely notice required by our by-laws in order to present a proposal at the Annual Meeting. If any other business properly comes before the meeting, however, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.

Who may attend and vote at the Annual Meeting?

All stockholders who own shares of Christopher & Banks common stock, par value $0.01 per share (the “Common Stock”) at the close of business on May 5, 2016 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof.  Holders of our Common Stock at the close of business on the Record Date are entitled to vote at our Annual Meeting.  As of May 5, 2016, 37,084,323 shares of our Common Stock were outstanding and entitled to vote.

How many votes do I have?

For each matter, you have one vote for each share of our Common Stock that you owned on the Record Date.

How do I vote my shares?

Stockholders of Record. If you are a stockholder of record, you may vote in the following ways:

•

By Internet. You may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice of Availability or your proxy card in order to vote by Internet. Internet voting via www.proxyvote.com is available 24 hours a day until 11:59 p.m., Eastern Time, on June 29, 2016.

•

By Telephone. You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the control number included on your Notice of Availability or on your proxy card in order to vote by telephone. Telephone voting is available 24 hours per day. To be valid, your vote by telephone must be received by 11:59 p.m., Eastern Time, on June 29, 2016.

•

By Mail. If you have received a printed copy of the proxy materials from us by mail, you may vote by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to us. To be valid, your vote by mail must be received by us by 11:59 p.m., Eastern Time, on June 29, 2016.

•	At the Annual Meeting. You may vote your shares in person during the Annual Meeting.

Beneficial Owners. If you are a beneficial owner, you may vote by submitting voting instructions to your broker or other nominee holding your shares. You should follow the instructions in the Notice of Availability or voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person or via the Internet at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

Your vote is important, and we encourage you to vote promptly.

What constitutes a quorum for holding the Annual Meeting?

In accordance with our by-laws, shares equal to a majority of the outstanding shares of our Common Stock entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the Annual Meeting if:

•	you are present and vote in person at the Annual Meeting;

•	you have properly and timely submitted your vote as described above under “How do I vote my shares?”; or

•

you hold your shares in street name, as described below, and you do not provide voting instructions and your broker, bank, trust or other nominee uses its discretion to vote your shares on the ratification of the selection of our independent registered public accounting firm.

If a quorum is not present or represented at the Annual Meeting, the stockholders and proxies entitled to vote will have the power to adjourn the Annual Meeting, without notice other than an announcement of adjournment at that time, until a quorum is present or represented.

What is the effect of giving a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. Our Board is soliciting your proxy to be used at the Annual Meeting. When you sign the proxy card, you appoint LuAnn Via, our President, Chief Executive Officer and a director; Pete Michielutti, our Executive Vice President, Chief Operating Officer and Chief Financial Officer; and Luke Komarek, our Senior Vice President, General Counsel and Corporate Secretary, as your representatives at the Annual Meeting. One or all of these individuals, or a substitute if necessary, will vote your shares at the Annual Meeting as you have instructed them on the proxy card. If you timely sign and deliver your proxy card, but you do not provide voting instructions, your proxy representative will vote in favor of the seven nominees for director and, subject to applicable rules and regulations, in favor of the other three proposals, and with respect to any other matter that may be properly presented at the Annual Meeting, in the discretion of the proxy representative. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you complete, sign and return your proxy card in advance of the Annual Meeting.

What is the difference between a “stockholder of record” and a “street name” holder?

If your shares are registered directly in your name, you are considered the “stockholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name”. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares, using the method described above under “How do I vote my shares?”.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. On or about May 18, 2016, we mailed to our stockholders the Notice of Availability that contains instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials and annual report.  Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability for the proxy materials on the Internet.

What does it mean if I receive more than one Notice of Availability or proxy card?

If you receive more than one Notice of Availability, proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you will need to be sure to vote once for each account.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by Internet and do not specify how you want to vote your shares, we will vote your shares:

•	FOR the election of each of the seven nominees to the Board;

•	FOR the approval, on an advisory basis, of the Say-on-Pay Proposal;

•	FOR the approval of the amendments to the Directors’ Plan described in this proxy statement; and

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2017.

When voting by telephone, stockholders can choose to submit their vote on each proposal or to vote per the Board’s recommendation.

Note: If you are a street name holder and fail to instruct your broker, bank, trust or other nominee how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed”. New York Stock Exchange (the “NYSE”) rules determine the circumstances under which member brokers of the NYSE may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. The applicable NYSE rules permit brokers to exercise discretion to vote uninstructed shares with respect to the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm. The rules do not permit member brokers to exercise discretion with respect to: (i) the proposal to elect directors, (ii) the Say-on-Pay Proposal or (iii) the proposed amendments to the Directors’ Plan. If the broker, bank, trust or other nominee is not permitted to exercise discretion, the uninstructed shares will be referred to as “broker non-votes”. For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”.

Your vote is very important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters to be considered at the Annual Meeting.

Can I revoke my proxy and change my vote?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting. You may revoke your proxy and change your vote by:

•	submitting a later-dated and properly executed proxy card to our Corporate Secretary at the Company’s address listed above, which must be received by us before the time of the Annual Meeting;

•	by delivering a written notice of revocation to our Corporate Secretary at the Company’s address listed above, which must be received by us before the time of the Annual Meeting; or

•	by attending the Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy that you have previously submitted.

If you voted through the Internet or by telephone, you may vote again over the Internet or by telephone up until 11:59 p.m. Eastern Time on Wednesday, June 29, 2016.

What vote is required to approve each item of business?

To be elected in an uncontested election, a director must receive a majority of the votes cast by holders of the outstanding shares of our Common Stock, present, in person or by proxy, at the Annual Meeting and who are entitled to vote on the election of directors. A majority of the votes cast for this purpose, means that the number of shares voted “For” a director exceeds the number of shares voted “Against” that director. If an incumbent director receives less than a majority of the votes cast; then as described on page 6, that director must tender her or his resignation to the Board and the Board will determine whether to accept or reject such resignation. In a contested election (an election in which the number of nominees for director is greater than the number of directors to be elected), the vote standard will be a plurality of votes cast.

With respect to the Say-on-Pay Proposal, the amendments to the Directors’ Plan, and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the affirmative vote of the holders of a majority of the votes cast by the holders of the outstanding shares of our Common Stock present, in person or by proxy, and entitled to vote at the 2016 Annual Meeting is required for the approval of each of these proposals.

How are votes counted?

You may vote “FOR”, “AGAINST” or “ABSTAIN” for each nominee for the Board and on each of the other proposals.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. If you abstain from voting for one or more of the directors, this will have no effect on the election of those directors. If you abstain from voting on the Say-on-Pay Proposal, the amendments to the Directors’ Plan or on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, this will also have no effect on those proposals.

Broker “non-votes” on any matter will be considered as not being present and not entitled to vote for purposes of calculating the vote on such matter.

Where can I find the voting results of the meeting?

We plan to announce preliminary voting results at the Annual Meeting. We plan to publish the final voting results in a Current Report on Form 8-K (“Form 8-K”) filed within four business days of the Annual Meeting.

Who will count the votes?

Broadridge Financial Solutions will count the votes and act as the inspector of election.

How can I attend the Annual Meeting?

All of our stockholders are invited to attend the Annual Meeting. We will not require tickets for admission to the Annual Meeting. However, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the Annual Meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the Annual Meeting. A brokerage statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership. No cameras, cellular phones, pagers or personal computing devices will be allowed to be used during the meeting, and all attendees are expected to comply with the rules of conduct for the Annual Meeting, which will be made available to those attending the meeting.

Are members of the Board required to attend the Annual Meeting?

Directors are encouraged, but not required, to attend the Annual Meeting. All nine of our then-current Board members attended the 2015 Annual Meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We have retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies for a fee of approximately $17,500 plus associated costs and expenses. We will also reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals. Proxies may also be solicited by our employees, acting without any additional compensation.

ITEM 1 — ELECTION OF DIRECTORS

Our Board currently has nine members. All of the current directors’ terms expire as of the Annual Meeting.  The Board is proposing that the seven nominees described below be elected or re-elected for a term expiring at the 2017 Annual Meeting of Stockholders, or when their successors are duly elected and qualified.

Each of the nominees has agreed to serve as a director if elected. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee if one is selected by the Board, subject, as applicable, to the terms of the Support Agreement described below.  Alternatively, the Board, at its option, may reduce the number of directors that are nominated for election.

The Company’s by-laws require directors to be elected by a majority of votes cast with respect to such director in uncontested elections (meaning, the number of shares voted “For” a director must exceed the number of votes cast “Against” that director). In a contested election (an election in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

In accordance with the Company’s Corporate Governance Guidelines, if an incumbent director is not elected by a majority vote in an uncontested election, the director must promptly tender her or his resignation to the Board of Directors. The Governance and Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until her or his successor is duly elected or her or his earlier resignation or removal.

2016 Director Nomination Process; Support Agreement

On March 10, 2016, after discussions with Macellum Retail Opportunity Fund, LP and certain of its affiliates (collectively, “Macellum”), whose Chief Executive Officer is Jonathan Duskin, one of our nominees for director, and certain other institutional stockholders regarding potential changes to the composition of our Board, we entered into a support agreement with Macellum (the “Support Agreement”) which provided that, effective as of the Annual Meeting, the size of the Board would be reduced to seven members and the slate of directors nominated by the Board would include:

•	two nominees designated by Macellum; those nominees are Jonathan Duskin and Seth Johnson (the “Macellum Designees”);

•	three current directors of the Company, consisting of Lisa Wardell, LuAnn Via, and William Sharpe, III; and

•	two additional new directors, Kent Kleeberger and Laura Weil.

Additionally, in connection with the Support Agreement, Mark Cohn, Edwin Holman, Anne Jones, David Levin, Paul Snyder and Patricia Stensrud agreed not to stand for re-election at the 2016 Annual Meeting, thus reducing the size of the Board to seven members as of the Annual Meeting.

The Support Agreement also provides that at least one Macellum Designee who meets all independence or other requirements under applicable law and the rules and regulations of the NYSE for service on such committee will be appointed to each committee of the Board.  Additionally, during the term of the Support Agreement, in the event either of the Macellum Designees ceases to serve subsequent to his election, only Macellum may fill the vacancy of a Macellum Designee, provided that, should Macellum cease to beneficially own an aggregate net long position (as such term is defined in Rule 14e-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of at least the lesser of (i) 1,853,974 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments), and (ii) 5% of the outstanding shares of Common Stock as of the date of such vacancy, then each of the Macellum Designees will be deemed to have resigned from the Board and any committee of the Board on which such designee then sits and Macellum will no longer be able to appoint a replacement.  The Support Agreement will terminate upon mutual agreement of the Company and Macellum or on the date and time that all Macellum Designees no longer serve on the Board.

Pursuant to the terms of the Support Agreement, Jonathan Duskin, Seth Johnson, Kent Kleeberger, William Sharpe, III, LuAnn Via, Lisa Wardell and Laura Weil have been nominated by the Board for election to the Board to serve until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Board Recommendation

The Board recommends a vote FOR the election of each of Jonathan Duskin, Seth Johnson, Kent Kleeberger, William Sharpe, III, LuAnn Via, Lisa Wardell and Laura Weil. Proxies will be voted FOR the election of each of the seven nominees, unless otherwise specified.

Below is biographical information for each of the director nominees.

Director Nominees

Jonathan Duskin, 48, has served as Chief Executive Officer of Macellum Capital Management LLC, a Delaware limited liability company which operates a New York-based pooled investment fund, since July 2009. From January 2005 to February 2008, Mr. Duskin served as a Managing Director and Partner at Prentice Capital Management, LP, an investment management firm. From March 2002 to January 2005, Mr. Duskin was a Managing Director at S.A.C. Capital Associates LLC, a New York-based hedge fund. From January 1998 to January 2002, Mr. Duskin was a Managing Director at Lehman Brothers Inc., an investment bank, and served as Head of Product Management and Chairman of the Investment Policy Committee within the Research Department.

Mr. Duskin brings considerable business, financial services and retail investment expertise, having provided financial and investment banking services to a variety of public and private companies.  His prior service on the boards and committees of public companies and his familiarity with the retail industry are expected to make him a valuable addition to our Board.

Seth R. Johnson, 62, has served on the board of directors of Tilly’s, Inc. (“Tilly’s”), a specialty retailer of West Coast inspired casual apparel, footwear and accessories since April 2011.  Prior to that, Mr. Johnson served as a member of the advisory committee to the Tilly’s board from July 2008 through 2011.  Since July 2014, Mr. Johnson has served as a member of the board of directors of bebe stores, inc., a specialty retailer of women’s clothing and accessories and was a member of the board of directors and lead director of True Religion Apparel, Inc., a premium fashion apparel retailer, from 2010 to 2013.  From 2007 to 2009, Mr. Johnson was an instructor in business strategy at Chapman University’s

Argyros School of Business and Economics.  From 2005 to 2006, Mr. Johnson served as the Chief Executive Officer of Pacific Sunwear of California, Inc.  From 1999 to 2004, Mr. Johnson was the Chief Operating Officer of Abercrombie & Fitch Co., a specialty retailer, and was its Chief Financial Officer from 1992 to 1998.

Mr. Johnson has over 30 years of apparel retail experience, including significant experience as both a retail executive and board member. Mr. Johnson’s strong retail background and service on the boards and committees of public companies are expected to enable him to contribute important operational, financial and strategic planning insights to our Board.

Kent A. Kleeberger, 64, has been engaged as an independent consultant to certain private equity firms since April 2015. From February 2011 to March 2015, he was Executive Vice President, Chief Operating Officer of Chico’s FAS, Inc. (“Chico’s”) a specialty apparel retailer.  Mr. Kleeberger joined Chico’s in November 2007 as the Executive Vice President, Chief Financial Officer & Treasurer. He was promoted to Chief Operating Officer in February 2011. Prior to joining Chico’s, Mr. Kleeberger was the Senior Vice President, Chief Financial Officer for Dollar Tree Stores, Inc. from July 2004 through October 2007. From 1998 to 2004, he served in numerous capacities, culminating as Chief Operating Officer, for Too Inc., now known as Justice (part of Ascena Retail Group, Inc.). Prior to that, Mr. Kleeberger served in various financial positions with The Limited, Inc., including Corporate Controller.  Before joining The Limited, Inc., Mr. Kleeberger was a Certified Public Accountant with KPMG for 13 years.  Mr. Kleeberger also serves on the board of directors of Shoe Carnival, Inc. and was a member of the board of directors of Aeropostale, Inc. from August 2015 to February 2016.

Mr. Kleeberger brings retail, operational and management experience together with a strong background in the areas of tax, financial reporting, accounting and audits, and risk management.  His service on the boards and committees of public companies, together with his retail and business background, are expected to make him a valuable addition to our Board.

William F. Sharpe, III, 53, has served as one of our directors since May 2012.  Mr. Sharpe is currently a Partner with Pathfinder Companies, LLC.  From September 2009 to December 2015, Mr. Sharpe served as a Partner and Managing Director of Quetico Partners, LLC, a boutique investment banking firm. From July 2007 to August 2009, he was Chief Operating Officer and a Managing Director of Lazard Middle Market, a subsidiary of Lazard, Ltd. which provides advice on mergers and acquisitions, restructuring, and public and private capital raising to the middle market, following the acquisition by Lazard, Freres & Company of Goldsmith Agio Helms & Lynner, LLC (“Goldsmith-Agio”). He was with Goldsmith-Agio, a private investment banking firm, from February 1998 to July 2007, most recently serving as Chief Operating Officer and Managing Director from 2002 to July 2007.

Mr. Sharpe brings considerable business, investment banking and corporate experience to our Board, given his more than 15 years as an investment banker. Mr. Sharpe’s experience as a board and committee member at both private and non-profit companies, together with his broad investment banking, corporate and financial background, positions him well to serve as a member of our Board.

LuAnn Via, 62, has served as our President and Chief Executive Officer (“CEO”) and a director since November 2012. Ms. Via has over 30 years of retail and wholesale experience in a variety of channels, including extensive executive, merchandise, product development, sourcing and manufacturing responsibilities. From July 2008 until October 2012, Ms. Via served as President and Chief Executive Officer of Payless ShoeSource, Inc., a subsidiary of Collective Brands, Inc. Ms. Via also has specialty retail women’s experience, having served at Charming Shoppes, Inc. as a Group Divisional President for both the Lane Bryant and Cacique brands from June 2007 to July 2008 and as President of Catherines Stores, Inc., a Charming Shoppes subsidiary, from January 2006 to June 2007. Prior to this, and for more than 20 years, Ms. Via held several leadership positions with a number of top retailers. Ms. Via currently serves on the board of directors of STRATA Skin Sciences, Inc.

As President and CEO, Ms. Via is able to provide our Board with valuable insight regarding the Company’s operations, its management team and associates, as a result of her day-to-day involvement with the Company. She plays a critical role in Board discussions regarding strategic planning and development for the Company, as well as operational issues in all aspects of the Company’s business. Ms. Via’s retail, wholesale and both domestic and international manufacturing background, together with her public company board experience, make her uniquely well-qualified to serve on our Board.

Lisa W. Wardell, 46, has served as one of our directors since June 2011 and has served as the Non-Executive Chair of our Board since November 2015.  Ms. Wardell also served as Chair of the Board’s Audit Committee from January 2012 to November 2015.  Ms. Wardell has been the Executive Vice President and Chief Operating Officer of The RLJ Companies (“RLJ”), a diversified holding company with portfolio companies in the financial services, asset management, real estate, hospitality, professional sports, film production and gaming industries, since 2004. In her role at RLJ, Ms. Wardell has closed $80 million in automotive dealership acquisitions, served as the primary RLJ fundraiser for a $610 million money management fund and managed a hotel development project in West Africa. From February 2010 to October 2012, Ms. Wardell served as Chief Financial Officer of RLJ Acquisition, Inc., a special purpose acquisition company, which raised $140 million and completed the business combination of Image Entertainment, Inc. and Acorn Media Group to become RLJ Entertainment, Inc. Prior to joining RLJ, Ms. Wardell was a Principal at Katalyst Venture Partners, a private equity firm that invested in start-up technology companies in the media and communications industries, from 1999 to 2003. From 1998 to 1999, Ms. Wardell worked as a senior consultant for Accenture, a global management consulting, technology services and outsourcing company. From 1994 to 1996, Ms. Wardell was an attorney with the Federal Communications Commission. Ms. Wardell is a member of the bar in the District of Columbia and Georgia. Ms. Wardell currently serves on the board of directors of DeVry Education Group and was a director of RLJ Entertainment, Inc. from 2012 to 2015.

Ms. Wardell brings extensive experience to the Board as a senior business executive in private equity, operations and strategy, and financial analysis, including mergers and acquisitions. Her previous experience in a legal capacity with a federal regulatory agency gives her valuable perspective on the issues that come before the Board, including business, legal, financial and regulatory matters. In addition, her business background and experience as a board and committee member at both public and private companies provides her with valuable insight on a number of issues facing the Company and positions her well to serve as a member of our Board and as Non-Executive Chair.

Laura A. Weil, 59, founded Village Lane Advisory LLC, which specializes in providing executive and strategic consulting services to retailers as well as private equity firms.  She was the Executive Vice President and Chief Operating Officer of New York & Company, Inc., a woman’s apparel and accessories retailer, from June 2012 to August 2014, having served it as an Executive Consultant since February 2012. Ms. Weil was the Chief Executive Officer of Ashley Stewart LLC, a privately held retailer, from 2010 to 2011. Ms. Weil was the Chief Executive Officer of Urban Brands, Inc., a privately held apparel retailer, from 2009 to 2010.  Urban Brands, Inc. filed for Chapter 11 bankruptcy protection in September 2010.  Ashley Stewart LLC, the retail chain operated by Urban Brands, Inc., emerged from bankruptcy in October 2010. Ms. Weil was the Chief Operating Officer and Senior Executive Vice President of Ann Taylor Stores Corporation, a women’s apparel company, from 2005 to 2006. From 1995 to 2005, she was the Chief Financial Officer and Executive Vice President of American Eagle Outfitters, Inc., a clothing retailer.  Ms. Weil currently serves on the board of directors of Carnival Corporation.

Ms. Weil has extensive financial, information technology and operating skills developed over many years as an investment banker and senior financial and operating executive.  Ms. Weil also brings significant experience in global eCommerce and consumer strategies from her leadership experience with a large retail company as well as her public company board and committee experience, which are expected to make her a valuable addition to our Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

The Board conducts its business through meetings and written consents of the Board and the following standing committees: Audit, Compensation, and Governance and Nominating. Each of the standing committees has adopted and operates under a written charter, all of which are available on our website at www.christopherandbanks.com—select the “For Investors” link and then the “Corporate Governance” link. Other corporate governance documents available on our website include our Corporate Governance Guidelines and Code of Conduct.

Code of Conduct

We have adopted a Code of Conduct applicable to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions.

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors shall meet the independence requirements of the NYSE. Under the NYSE rules, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder or officer of an organization that has a relationship with us).

In assessing the independence of our directors, the Board considers all of the business relationships between the Company and our directors and their respective affiliated companies. This review is based primarily on the Company’s review of its own records and on responses of the directors to a questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Where relationships exist, the Board determines whether the relationship between the Company and the director or the director’s affiliated companies impairs the director’s independence.

After consideration of the directors’ relationships with the Company, the Board has affirmatively determined, in accordance with the standards set forth in the Corporate Governance Guidelines, that none of the individuals serving as non-employee directors during Fiscal 2015 had a material relationship with us and that each of such non-employee directors (Mark Cohn, Edwin Holman, Anne Jones, David Levin, William Sharpe, III, Paul Snyder, Patricia Stensrud and Lisa Wardell) is independent. Additionally, the Board has affirmatively determined, in accordance with the standards set forth in the Corporate Governance Guidelines, that none of the nominees for director, other than LuAnn Via, has a material relationship with us, and that, other than Ms. Via, each such nominee for director is independent. Ms. Via was not considered an independent director during Fiscal 2015 because of her employment as our President and CEO.

Board Leadership Structure

The Board believes it is important to maintain flexibility in its board leadership structure and, therefore, has not mandated either the combination or separation of the positions of Chair of the Board and CEO. In 2005, we separated the two positions after the departure of our then CEO and Chair. Since that time, we have had a non-employee, independent director serve as Chair of the Board, other than from October 19, 2010 to January 10, 2011 when our Chair was also the Interim CEO. Given the demanding nature of both the Chair and CEO positions, the Board believed, and continues to believe, that it is appropriate to have two different persons occupying each role. Our independent director Chair has the typical responsibilities of a Board Chair, including responsibility for setting Board agendas, chairing Board and stockholder meetings, liaising between the other members of the Board, and the CEO and other members of senior management, as well as presiding over the sessions of Board meetings at which only the independent directors are present. Lisa Wardell, one of our independent directors, has served as Chair of our Board since November 2015.

If in the future the two roles were to be combined, the Board believes it would likely appoint a lead independent director, given its view of the importance of strong independent leadership at the Board level.

Meetings of the Independent Directors

At both the Board and committee levels, our non-employee directors meet regularly in executive sessions in which our CEO and other members of management do not participate. Our Board Chair serves as the presiding director of executive sessions of the Board, and the Chair of each committee serves as the presiding director at executive sessions of that committee. During Fiscal 2015, our non-employee directors met in executive sessions of the Board without management on nine occasions. Each of the Board’s committees also held sessions without management present in Fiscal 2015.

Stock Ownership Guidelines

To provide a direct link between director and stockholders’ interests, the Board has established stock ownership guidelines for non-employee directors. Each director is expected to achieve and maintain stock ownership of stock having a value of two times the annual cash retainer (currently $96,000) by the third anniversary of the date he or she joined our Board. Mr. Sharpe and Ms. Wardell, the two non-employee directors nominated for re-election, both meet this guideline.

Term/Age Limits

The Board does not believe it is advisable to establish arbitrary term limits on a director’s service. The Board has a mandatory retirement age under which a director must complete her or his term before age 76. The Board has the authority to renominate a director who has reached her or his 76th birthday for another term, due to special or extraordinary circumstances as determined by the Board. As part of its responsibilities, the Governance and Nominating Committee evaluates each incumbent director’s qualifications, performance and ability to continue to contribute productively before recommending the nomination of that director for an additional term.

Limitations on Board Service

Limitations on All Non-Employee Directors. Our Corporate Governance Guidelines provide that no member of the Board shall simultaneously serve on the boards of directors of more than three public companies in addition to ours.

Limitations on Non-Employee Directors who are Chief Executive Officers of a Public Company. Our Corporate Governance Guidelines also provide that an independent director who is a chief executive officer of a public company shall not sit on the boards of directors of more than three public companies as follows: (i) the Company; (ii) the company at which he or she serves as chief executive officer; and (iii) one other public company.

Limitations on the Company’s Officers. Our Corporate Governance Guidelines further provide that an officer of the Company may not serve on the board of directors of another public company unless the Company’s Board has reviewed and consented to, in advance, the officer serving on such board of directors.

A Company director is to notify the Chair of the Board prior to becoming a director of another public company, in order to avoid potential conflicts of interest and to address whether the aggregate number of directorships held by such director would interfere with his or her ability to carry out his or her responsibilities as one of our directors. In the event that the Board determines that the additional directorship constitutes a conflict of interest or interferes with such director’s ability to carry out his or her responsibilities as one of our directors, such director, upon the request of the Board, shall either offer his or her resignation or not accept the other directorship.

As of the date of this proxy statement, all of the Company’s director nominees were in compliance with the Corporate Governance Guidelines’ limitations on board service.

Board Involvement in Risk Oversight

The Company’s management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing the Company’s risk exposures on a day-to-day basis. The Board’s responsibility is to monitor the Company’s risk management processes concerning the Company’s material risks and evaluating whether management has processes in place to address these material risks; the Board is not responsible, however, for defining or managing the Company’s various risks.

While the Board periodically reviews and discusses the overall risks the Company faces, as well as risk management and mitigation in the context of specific plans or projects being proposed or implemented, the Board also exercises its overall responsibility for risk oversight through its committees. The Audit Committee of the Board is primarily responsible for overseeing management’s processes for managing financial and operational risk at the Company. The Audit Committee also has primary responsibility at the Board level with respect to overseeing the management of risks relating to the reliability of our financial reporting processes and system of internal control. In connection with that responsibility, the Audit Committee has sole authority to retain and terminate the independent public accounting firm and is directly responsible for the overall compensation and oversight of the work of the independent public accounting firm. The Audit Committee meets with management and the independent public accounting firm to review and discuss the annual audited and quarterly unaudited financial statements and reviews the integrity of our accounting and financial reporting processes and audits of our financial statements.

Similarly, the Compensation Committee of the Board oversees risks associated with its areas of responsibility, including the risks associated with our compensation programs, policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee has sole authority to retain and terminate its compensation consultants and is responsible for approving the overall compensation and oversight of the work of the compensation consultants.

The Governance and Nominating Committee of the Board oversees risks associated with its areas of responsibility, including the risks associated with non-employee director compensation. In addition, the Governance and Nominating Committee periodically analyzes corporate governance practices in order to assist the Board in its risk oversight activities.

To keep the Board informed regarding the Company’s risk management efforts, management periodically reports to the Audit Committee, as well as to the Board, on risk management and mitigation activities. In addition, at each regular Board meeting, the Chair of each Board committee typically reports to the full Board regarding the matters discussed at any committee meetings held since that committee’s prior report to the Board.

We believe that the Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of management having responsibility for assessing and managing the Company’s risk exposure, and the Board, through the leadership of our independent Chair, and its committees providing oversight in connection with those efforts.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

All of our directors and director nominees are encouraged to attend the annual meetings of our stockholders. All nine of our then-current directors attended the 2015 Annual Meeting of Stockholders.

The Board of Directors held 18 meetings during Fiscal 2015. Each of the directors serving on the Board during Fiscal 2015 attended at least 86% or more of the aggregate number of the meetings of the Board (held during the period he or she served as a director) and meetings of the committees on which he or she served (held during the period he or she served as a committee member). The attendance record for six of our nine directors was 100%.

Our Board has three committees: Audit, Compensation, and Governance and Nominating. As of May 5, 2016, the members and Chairs of those committees were:

Independent Directors	Audit	Compensation	Governance and Nominating
Mark Cohn		X	X
Edwin Holman		X	X
Anne Jones			Chair
David Levin		Chair
William Sharpe, III	X	X
Paul Snyder	Chair		X
Patricia Stensrud	X		X
Lisa Wardell	X

The Audit Committee

All Audit Committee members are “independent” under applicable NYSE listing standards and SEC rules and regulations. Our Board of Directors has determined that three members of the Audit Committee, Mr. Sharpe, Mr. Snyder and Ms. Wardell, meet the definition of an “audit committee financial expert” as established by the SEC, and that Ms. Stensrud, the fourth member of the Committee, meets the definition of “financially literate” as established by the SEC. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports of the Company. The Audit Committee has the sole authority to appoint, review and discharge our independent public accountants, and has established procedures for the receipt, retention, response to and treatment of complaints regarding accounting, internal controls and audit matters. In addition, the Audit Committee is responsible for:

•	reviewing the scope, results, timing and costs of the audit with our independent accountants and reviewing the results of the annual audit examination and any accompanying management letters;

•

assessing the independence of the outside accountants on an annual basis, including receipt and review of a written report from the independent accountants regarding their independence consistent with the Public Company Accounting Oversight Board;

•	reviewing and approving the services provided by the independent accountants;

•	overseeing the internal audit function; and

•	reviewing our significant accounting policies, financial results and earnings releases, and the adequacy of our internal controls and procedures.

The responsibilities of the Audit Committee are more fully described in the Audit Committee’s charter.

The Audit Committee held eight meetings during Fiscal 2015. The Audit Committee has engaged KPMG LLP as our independent registered public accountants for the fiscal year ending January 28, 2017 and is recommending that our stockholders ratify this selection at the Annual Meeting. The report of the Audit Committee is found on pages 50-51 of this proxy statement.

The Compensation Committee

All Compensation Committee members are “independent” under applicable NYSE listing standards. The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to executive compensation, employee compensation and benefit programs and plans, and leadership development and succession planning for senior management. In addition, the Compensation Committee is responsible for:

•	reviewing the performance of our CEO;

•	recommending or determining, respectively, the compensation and benefits for our CEO and other executive officers;

•	establishing our executive compensation policies and practices;

•	administering our incentive compensation and stock plans, other than the equity plan applicable to our non-employee directors (which is administered by the Governance and Nominating Committee); and

•	approving the adoption of material changes to or the termination of our benefit plans.

The Compensation Committee has delegated authority to the CEO and the Senior Vice President, Chief Human Resources Officer to make awards to newly hired or promoted employees with respect to participation in the current fiscal year’s equity incentive program pursuant to guidelines approved by the Compensation Committee with respect to both the amount and type of awards such newly hired or promoted employees may be eligible to receive. This delegation expressly excludes the ability to make awards to the CEO and any of her direct management reports. It is also subject to an overall aggregate limit of 200,000 shares and a limit on the number of stock options and restricted stock that may be awarded to an individual in a calendar year.

The Compensation Committee reviews and discusses with management the disclosures regarding executive compensation to be included in our annual proxy statement, and recommends to the Board inclusion of the “Compensation Discussion and Analysis” in our annual proxy statement. The responsibilities of the Compensation Committee are more fully described in the Compensation Committee’s charter. For more information regarding the Compensation Committee’s process in setting compensation and the role played by our CEO in compensation decisions, please see “Compensation Discussion and Analysis” below.

The Compensation Committee held six meetings during Fiscal 2015. The “Compensation Committee Report” is found on page 35 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

Mr. Cohn, Mr. Holman, Ms. Jones, Mr. Levin and Mr. Sharpe served on the Compensation Committee for all or a portion of Fiscal 2015. None of the members of the Compensation Committee was or is an officer or employee of the Company. During Fiscal 2015, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee. Based on our review of the annual questionnaires completed by our directors and publicly available information, we know of no relationship involving these individuals or our other directors which requires disclosure in this proxy statement as a “compensation committee interlock”.

The Governance and Nominating Committee

All members of the Governance and Nominating Committee are “independent” under applicable NYSE listing standards. The Governance and Nominating Committee serves in an advisory capacity to the Board on matters of organization and the conduct of Board activities. The Governance and Nominating Committee is responsible for:

•	identifying and recommending candidates for service on the Board;

•	staying abreast of corporate governance developments;

•	annually reviewing the charters of each Board committee;

•	reviewing and revising our Corporate Governance Guidelines and Code of Conduct;

•	leading the Board in its annual review of the performance of the Board and the Board’s committees;

•	periodically reviewing and making recommendations to the Board as to the size and composition of the Board and the criteria for selecting director nominees;

•	periodically reviewing and making recommendations to the Board regarding the role and responsibilities of the Board Chair; and

•	periodically reviewing and making recommendations to the Board as to the cash and equity compensation of non-employee directors.

The responsibilities of the Governance and Nominating Committee are more fully described in the Committee’s charter.

The Governance and Nominating Committee will consider Board nominees recommended by stockholders that are submitted in accordance with the process described below under the caption “Procedures for Recommending, Nominating and Evaluating Director Candidates”.

The Governance and Nominating Committee held six meetings during Fiscal 2015.

Stockholder Engagement Policy - Procedures for Contacting the Board

Because the Board values the input and insights of the Company’s stockholders and believes that effective Board-stockholder engagement and communication strengthens the Board’s role as an active, informed and engaged body, it has adopted a Stockholder Engagement Policy. The Chair of the Board and the Company’s Chief Executive Officer oversee this policy and the Board’s stockholder engagement and communications. The goal of this policy is to promote and develop improved and more-in-depth two-way communications between the Company’s stockholders and the Board, and to establish and communicate an appropriate structure for such communications.

The Board has designated the Corporate Secretary as its agent to receive and review written communications and meeting requests addressed to the Board, any Board Committee or any individual Director. Such communications should be sent by U.S. mail addressed to:

Christopher & Banks Corporation Board of Directors
c/o Christopher & Banks Corporation
Attention: Corporate Secretary
2400 Xenium Lane North
Plymouth, MN 55441

The Corporate Secretary will review all such communications and if appropriate, will promptly forward the communications so received to the full Board, the Board Committee, the non-management directors or the individual Board member(s) specifically addressed in the communication comments.

Procedures for Recommending, Nominating and Evaluating Director Candidates

Recommending Director Candidates for Nomination by the Board

The Governance and Nominating Committee will consider director candidates recommended by stockholders. A stockholder who wishes to recommend a director candidate for nomination by the Board at an annual meeting of stockholders or for vacancies of the Board that arise between annual meetings must provide the Governance and Nominating Committee with sufficient written documentation to permit a determination by the Board as to whether such candidate meets the required and desired director selection criteria set forth in our by-laws and our Corporate Governance Guidelines described below. Such documentation and the name of the director candidate should be sent by U.S. mail to:

Christopher & Banks Corporation Board of Directors
c/o Christopher & Banks Corporation
Attention: Corporate Secretary
2400 Xenium Lane North
Plymouth, MN 55441

Nominating Director Candidates

Under our by-laws, only persons nominated in accordance with the procedures set forth in the by-laws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the annual meeting at which your nominee will be considered. In accordance with our by-laws, director nominations by stockholders must be made pursuant to notice delivered to or mailed and received at our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of stockholders; provided, however, that, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting date or the 10th day following the day on which public announcement of the date of the annual meeting is first made. Your notice must set forth, in addition to the requirements contained in our by-laws, all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or as otherwise required, pursuant to Regulation 14A under the Exchange Act (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The notice also must contain (1) the name and address of the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made and (2) the class and number of shares owned by the stockholder and such beneficial owner.

Evaluating Director Candidates

Our Corporate Governance Guidelines require the Governance and Nominating Committee to consider several factors when evaluating the appropriate characteristics of candidates for service as a director. The Governance and Nominating Committee initially evaluates a prospective nominee based on her or his resume and other background information that has been provided to the Governance and Nominating Committee. At a minimum, director candidates must demonstrate high standards of ethics, integrity, independence, sound judgment, strength of character, and meaningful experience and skills in business or other appropriate endeavors. In addition to these minimum qualifications, the Governance and Nominating Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and professional experience that is relevant to the Board’s needs, including, but not limited to, Board diversity. A member of the Governance and Nominating Committee will contact, for further review, those candidates who the Governance and Nominating Committee believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board. The Governance and Nominating Committee is responsible for conducting, with the assistance of the Corporate Secretary, and subject to applicable law, any inquiries into the background and qualifications of the candidate. Based on the information the Governance and Nominating Committee learns during this process, it determines which nominee(s) to recommend to the Board to submit for election. The Governance and Nominating Committee uses a comparable process for evaluating all director candidates, regardless of the source of the recommendation.

The Governance and Nominating Committee is authorized to use, as it deems appropriate or necessary, an outside consultant to identify and screen potential director candidates. The Governance and Nominating Committee will reassess the qualifications of a current director, including the director’s attendance and contributions at Board and committee meetings, prior to recommending a director for re-election.

Compensation Program for Non-Employee Directors

The Governance and Nominating Committee is responsible for reviewing director compensation and making recommendations to the Board. The recommendations of the Governance and Nominating Committee are based on industry and peer group data, independent third party comparisons of director compensation and the Company’s past practices. Based on the Governance and Nominating Committee’s recommendations, our Board determines the compensation of our directors on an annual basis. Directors who are our employees do not receive compensation for their service as directors.

For Fiscal 2015, non-employee directors received an annual cash retainer of $48,000 for service on our Board. The Chair of the Board, received an additional annual cash retainer of $65,000. The Chairs of the Audit, Compensation, and Governance and Nominating Committees each received a retainer for Fiscal 2015 of $15,000, $10,000 and $8,375, respectively. For Fiscal 2015, the other members of the Audit Committee received an additional retainer of $9,000, the other members of the Compensation Committee received an additional retainer of $6,000, and the other members of the Governance and Nominating Committee received an additional retainer of $4,792. The cash retainer fees are paid quarterly in arrears and are pro-rated if the non-employee director did not serve for the entire period.

In 2013, the Company’s stockholders approved the Directors’ Plan. The Directors’ Plan is administered by the Governance and Nominating Committee and the Board. They have broad powers to: (i) establish rules for the administration of the Directors’ Plan; (ii) select the participants in the Directors’ Plan; (iii) determine the types of awards to be granted and the number of shares covered by such awards; and (iv) set the terms and conditions of such awards.

In October 2008, the Board adopted the Christopher & Banks Corporation Non-Employee Director Deferred Stock Plan (as amended, the “Deferred Stock Plan”), which provides an opportunity for non-employee members of the Board to voluntarily defer receipt of shares of our Common Stock granted by the Company in connection with the performance of their services as a director in return for the right to receive such shares at a later date (such right considered a “stock unit”). When a director elects to defer shares and receives a stock unit reflecting such deferral and a cash dividend is subsequently paid on our shares of Common Stock, a cash payment that would have been payable on the number of shares equal to the number of stock units credited to that director’s account is paid to such director on or about the dividend payment date. The Company last paid a dividend in October 2011.

In addition to the cash retainer, we also grant equity awards to our non-employee directors in order to further align their interests with those of our stockholders. Effective June 25, 2015, each non-employee director received shares of restricted stock issued under the Directors’ Plan approximating $70,000 in value based on the closing price of our stock on the NYSE on that date. The shares of restricted stock vest on the earlier of June 25, 2016 or the date of the 2016 Annual Meeting of Stockholders, and holders of restricted stock have all voting and dividend rights of stockholders. No stock options were granted to non-employee directors in or for Fiscal 2015.

Non-Employee Director Compensation for Fiscal 2015

The following table sets forth the cash and non-cash compensation awarded to or earned by each person who served as a non-employee director during Fiscal 2015.

	Fees Earned
	or Paid in	Stock Awards		Option	All Other
Name	Cash ($) (1)	($) (2) (3)		Awards ($) (4)	Compensation ($)	Total ($)
Mark Cohn	58,792	70,000		—	—	128,792
Edwin Holman	45,230	84,760		—	—	129,990
Anne Jones	58,875	70,000		—	—	128,875
David Levin	58,000	70,000		—	—	128,000
William Sharpe, III	63,000	70,000	(5)	—	—	133,000
Paul Snyder	114,019	70,000		—	—	184,019
Patricia Stensrud	61,792	70,000		—	—	131,792
Lisa Wardell	75,773	70,000	(5)	—	—	145,773

______________

(1)	The amounts in this column consist of cash fees paid to the non-employee directors as described in “Compensation Program for Non-Employee Directors” above.

(2)

The amounts in this column represent the grant date fair values of the restricted stock awards made in Fiscal 2015, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Share-Based Payment” (“ASC 718”), and based on the closing share price of one share of our Common Stock on the NYSE on the date of grant. Additional information related to the calculation of the grant date fair values is set forth in Note 8 of the Notes to the Consolidated Financial Statements included in our Report on Form 10-K for the period ended January 30, 2016 (as amended, the “10-K Report”).

(3)

Effective on June 25, 2015, following her or his election as a director at the Company’s 2015 Annual Meeting of Stockholders, each non-employee director was awarded 16,393 shares of restricted stock with a grant date fair value of $70,000, computed in accordance with ASC 718. In addition, Mr. Holman, in connection with his election to the Board on April 10, 2015, received 2,622 shares of restricted stock with a grant date fair value of $14,760 calculated in accordance with ASC 718.

(4)	The number of stock options held by the non-employee directors on January 30, 2016 were as follows: Mr. Cohn (70,000), Ms. Jones (66,000), Mr. Snyder (27,000) and Ms. Wardell (14,000).

(5)

Pursuant to the Deferred Stock Plan, Mr. Sharpe and Ms. Wardell each elected to defer receipt of 16,393 shares of restricted stock. Consequently, the dollar value in this column of the shares of restricted stock was awarded as fully credited stock units pursuant to the Deferred Stock Plan, and shares equal to the number of stock units will be distributed to the director per her or his deferral election.

Director Education and Expense Reimbursement

The Company’s director education policy encourages all members of the Board to attend director education programs appropriate to their individual backgrounds to stay abreast of developments in corporate governance and best practices relevant to the Board, as well as their specific committee assignments. The director education policy provides for a fixed amount that the Company will pay or reimburse directors for the costs associated with attending director education programs every two fiscal years. We also provide an in-house orientation program for our new directors and periodically provide updates on relevant topics of interest to our Board and committees. We also pay for or reimburse directors for travel expenses related to attending Board and committee meetings and director education programs.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis we describe the executive compensation philosophy and related programs regarding our Named Executive Officers (“NEOs”) that we have implemented to help achieve the Company’s performance objectives and serve the long-term interests of our stockholders. We also discuss the compensation decisions made by the Compensation Committee (the “Committee”), and the factors considered in making those decisions with respect to our NEOs for Fiscal 2015 who were:

Executive Officers as of January 30, 2016, our fiscal year end
LuAnn Via	President and Chief Executive Officer (“CEO”)
Pete Michielutti	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Monica Dahl	Senior Vice President, Marketing, Omni-Channel and Public Relations
Lynn Derry	Former Senior Vice President, General Merchandise Manager
Luke Komarek	Senior Vice President, General Counsel and Corporate Secretary
Michelle Rice	Senior Vice President, Store Operations

The Compensation Discussion and Analysis should be read together with the executive compensation tables and related footnotes found later in this proxy statement.

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Fiscal Year 2015 Financial Results

In Fiscal 2015, we operated in a challenging environment for retail, particularly specialty women’s apparel. Our key financial results for the year, compared to the prior four fiscal years, included:

Net Sales ($ in Millions)

$450
$400
$350
$300
$250
$412.8
$430.3
$435.8
$418.6
$383.8
Fiscal 2011
Fiscal 2012
Fiscal 2013
Fiscal 2014
Fiscal 2015

Number of Stores at Fiscal Year-End	**686**	**608**	**560**	**518**	**518**

_______________

(1)	Includes $3.6 million of non-cash expense associated with correcting an error in deferred rent expense.

Operating Income (Loss) (in 000s)
$25,000
$0
($25,000)
($50,000)
($75,000)
($100,000)
($71,773)
($15,965)
$8,876
$9,415
($11,264)
Fiscal 2011
Fiscal 2012
Fiscal 2013
Fiscal 2014 (1)
Fiscal 2015

Earnings Per Diluted Share
$3.00
$1.50
$0.00
($1.50)
($3.00)
($2.00)
($0.45)
$0.23
$1.24
($1.33)
Fiscal 2011
Fiscal 2012
Fiscal 2013
Fiscal 2014 (2)(3)
Fiscal 2015 (4)

_______________

(1)	Includes $3.6 million of non-cash expense associated with correcting an error in deferred rent expense.

(2)	Includes $2.2 million, or $0.06 per diluted share, representing the after-tax impact of the error associated with the item described in Note 1 above.

(3)	Includes $1.09 per diluted share impact of the Company’s reversal in the fourth quarter of Fiscal 2014 of a tax valuation allowance related to our deferred tax assets.

(4)	Includes $1.02 per share impact of the Company’s recording in the fourth quarter of Fiscal 2015 of a tax valuation allowance related to our deferred tax assets.

Other key financial results for Fiscal 2015 include:

•	continued growth in our eCommerce business, with sales up 45% in the fourth quarter, as compared to the prior year’s fourth quarter;

•	gross margin of 33.7%, compared to 35.3% in Fiscal 2014;

•	comparable sales decreased 12.0% in the first half of the fiscal year, 4.9% for the second half of the fiscal year and 3.4% in the fourth quarter, reflecting sequential improvement in sales trends;

•	46 stores with net sales of $1.0 million or more in Fiscal 2015, compared to 52, 31, 21 and 4 in the four prior fiscal years, respectively;

•	at fiscal year-end, approximately 75% of our stores, including outlets, had been transitioned to the Missy, Petite and Women’s format;

•	cash, cash equivalents and investments of $34.5 million at fiscal year-end, with $5.4 million of positive operating cash flow being generated in Fiscal 2015;

•	ended Fiscal 2015 with inventory per square foot, excluding in-transit and eCommerce inventory, down 12.9% as compared to Fiscal 2014.

A more detailed description of the Company’s Fiscal 2015 performance can be found in the 10-K Report as filed with the SEC.

Fiscal 2015 Compensation Highlights

•	A significant portion of each NEO’s targeted compensation is pay that is “at-risk” and is dependent on the Company’s financial, operating and/or stock price performance.

•

The Committee continued to establish challenging performance metrics under the Company’s incentive programs for our NEOs. For example, under the Fiscal 2015 Annual Incentive Program (“FY15 AIP”), the Threshold (entry point) for each of the two performance metrics (Operating Income and Net Sales) exceeded the Company’s performance in Fiscal 2014 with respect to that metric.

•

The Company did not achieve the Threshold performance level for either of the FY15 AIP metrics.  Therefore, no annual incentive compensation was awarded under the FY15 AIP, reflecting the Committee’s pay-for-performance philosophy.

•	75% of the long-term equity incentive equity grants to our NEOs in Fiscal 2015 consisted of performance-based restricted stock units with a multi-year performance period.

•	Salary increases for our NEOs averaged 2.9% in total. LuAnn Via, our Chief Executive Officer, declined a salary increase, as discussed on page 24 in this proxy statement.

•

The Board adopted a Clawback Policy such that certain incentive compensation paid or provided to our NEOs is subject to forfeiture or recovery if the Company is required to restate its financial statements due to fraud or misconduct.

Results of Advisory Vote to Approve Named Executive Officer Compensation

At our recent annual stockholder meetings, our stockholders have had the opportunity to cast an advisory vote to approve our NEOs’ compensation. At our 2015 Annual Meeting of Stockholders, held on June 25, 2015, our stockholders cast approximately 86.9% of the votes in favor of our Say-on-Pay Proposal.  The Committee believes that the outcome of our 2015 say-on-pay vote reflects stockholders’ support of our compensation approach. Our Board and the Committee value the opinions of our stockholders and consider the outcome of say-on-pay votes when making compensation decisions for our NEOs. Notwithstanding this support, during Fiscal 2015, the Committee continued its practice of reviewing the principal elements of our current compensation program to ensure that the overall design continues to support the Company’s financial and strategic objectives.

The Committee will continue to consider the outcome of the Company’s Say-on-Pay Proposals when making future compensation decisions. The Committee also expects to continue to refine the Company’s executive compensation program in response to emerging best practices in executive compensation, as well as the Company’s evolving business strategies and operating goals.

Executive Compensation Philosophy

Our executive compensation decisions are influenced by a variety of factors, with the primary goals being to align management’s and stockholders’ interests and to link executive pay with performance. As a retail company, we operate in a highly competitive and challenging industry. Our executive compensation program has a substantial emphasis placed on incentive compensation (both annual and multi-year), which aligns the compensation of our executives to the achievement of our financial objectives, including our long-term plans.  We believe this emphasis creates the necessary incentives to attract and retain top quality executive talent now and in the future. We tie a significant portion of our NEOs’ compensation to the Company’s actual performance, including through the form of long-term equity-based compensation.

The Committee is guided by the following key objectives and reward philosophies in the design and implementation of our executive compensation program:

•

Competitive Compensation Opportunity. Our compensation program is designed to provide a total compensation opportunity that attracts, motivates, rewards and retains talented executives. If the Company meets the performance goals established by the Committee, the total target compensation opportunity generally approximates the median total compensation opportunity for the comparable position based on data from the compensation peer group and other retail industry survey data.

•

Pay for Performance. A considerable portion of each executive’s total potential compensation consists of “at-risk” pay that is expressly conditioned upon the achievement of pre-established performance criteria and is designed to reward both short and long-term financial and operating performance, as well as an individual’s performance.

•

Alignment with Stockholders. By providing our executive officers cash and stock incentives that constitute a meaningful part of their total compensation, we believe that our executive officers’ interests are closely aligned with the interests of our stockholders. Our compensation program is intended to motivate and reward improved performance, which should, in turn, lead to the enhancement of long-term stockholder value.

Our compensation program is dynamic and a reflection of the changing marketplace in which we compete. We believe it appropriately balances the factors described above. The Committee will continue to focus on performance factors when evaluating our executive compensation program, in order to ensure that the relationship among Company performance, our stockholders’ interests and our executives’ compensation remains strong.

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Executive Compensation Practices

The table below highlights certain of our current compensation practices that the Committee believes reflect a number of best practices.  It also highlights the practices we have not implemented because the Committee believes they would not serve our stockholders’ long-term interests.

WHAT WE DO		WHAT WE DON'T DO
(Executive Compensation Practices		(Executive Compensation Practices
We Have Implemented)		We Have Not Implemented)

Pay-for-Performance. A significant portion of compensation is performance-based and at-risk.	X	Employment Agreements. We do not have employment contracts, except with our CEO.
Strong Link between Performance Measures and Strategic Objectives. Performance measures for incentive compensation are linked to operating priorities designed to create long-term stockholder value.	X

No Guaranteed Annual Salary Increases or Bonuses. For the NEOs, annual salary increases are based on evaluations of individual performance as well as the Company’s overall performance, while their annual cash incentives are tied to company performance.

Peer Group Review. The Committee uses market data to assess the competitiveness of our executive pay program relative to our peer group of companies and the retail industry generally.  We also review our executive compensation peer group periodically to ensure that it represents a relevant comparator set of companies.

	X	No Executive-Only Benefits. We do not provide a supplemental executive retirement plan, deferred compensation plan or health program that provides extra benefits to the NEOs.
Independent Compensation Consultant. The Committee benefits from an independent compensation consultant retained to review our executive compensation program and practices.	X	No Tax Gross-Ups. We do not provide tax gross-ups on any of the severance benefits or limited perquisites that we provide.

Maximum Payout Caps for Annual Cash Incentive Compensation and Performance Based Equity.  We cap bonus payouts under our annual cash incentive program and equity awards under our long-term incentive program (“LTIP”).

	X	No Repricing or Buyout of Underwater Stock Options. We expressly prohibit repricing and cash buyouts of underwater stock options and stock appreciation rights.

Performance-Based Equity and Double Triggers. Our Fiscal Year 2015 Long-Term Incentive Program (“FY15 LTIP”) consisted primarily of performance-based restricted stock units. In addition, those performance-based equity grants require a “double trigger” to accelerate vesting after a change-in-control.

X

No Plans that Encourage Excessive Risk Taking.  Based on our annual review, our Compensation Committee determined that the Company’s compensation practices for its NEOs are appropriately structured to avoid incentivizing our NEOs to engage in unnecessary and excessive risk-taking.

Moderate Change-in-Control Benefits. Change-in-control severance benefits are two times target cash compensation for the CEO and one to one and one-half times target cash compensation for the other NEOs.

	X	Limited Perquisites. We do not provide or reimburse executives for tax planning, country club memberships or spousal travel. We provide only nominal perquisites.

Annual Stockholder Say-on-Pay. Because we value our stockholders’ input about our executive compensation programs, we provide stockholders with the opportunity each year to vote to approve, on a non-binding, advisory basis, the compensation of the NEOs as described in our proxy statement.

X

No Trading without Pre-Approval. An executive officer may only trade in our stock with pre-approval. Further, our executive officers are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without the pre-approval of our General Counsel and Chief Financial Officer.

WHAT WE DO		WHAT WE DON'T DO
(Executive Compensation Practices		(Executive Compensation Practices
We Have Implemented)		We Have Not Implemented)

Burn Rate Commitment. In connection with the adoption of the Christopher & Banks Corporation 2014 Stock Incentive Plan (“Stock Incentive Plan”), the Board committed to not approving or authorizing equity incentive grants that would cause the Company to exceed an average gross burn rate (“Burn Rate”) of 4.16% over the three-year period of Fiscal 2014 to Fiscal 2016. For each of the first two fiscal years of this three year period, our Burn Rate was less than 1%.

	X	No Other Services by Independent Compensation Consultant. The Committee’s independent compensation consulting firm does not provide any other services to the Company.
Stock Ownership Guidelines. We have adopted stock ownership guidelines to align management and stockholder interests.	X	No Hedging, Pledging of Stock. We expressly prohibit hedging, pledging and the use of margin accounts related to our stock.

Clawback of Compensation. We have adopted a Clawback Policy that makes certain cash and equity incentive awards provided to executive officers subject to forfeiture or repayment in specified circumstances.

Elements of Executive Compensation Program

Overview

This section describes the major elements of our compensation program for the NEOs and discusses the objectives, processes and decisions underlying the compensation of the NEOs.

The principal elements of our executive compensation program for Fiscal 2015 are described below. Each element fulfills one or more of our objectives of paying for performance; aligning our executives’ interests with those of our stockholders; and attracting, motivating, rewarding and retaining a high-performing executive team:

•	base salary;

•	annual cash incentives; and

•	long-term equity incentives.

While we also provide benefits to our NEOs, they are consistent with those provided to other eligible full-time employees and our NEOs receive only nominal perquisites of limited economic value.

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The charts below reflect the components of our CEO’s and the other NEOs’ Fiscal 2015 total target compensation.

___________

(1)Reflects one-third of the grant date fair value of the multi-year employee inducement award of 1.5 million stock options granted to Ms. Via in November 2012 in connection with her employment agreement, the last third of which vested in Fiscal 2015.

(2)The chart does not include Ms. Derry’s compensation as she was not employed for all of Fiscal 2015.

Base Salary

The Committee establishes base salaries at levels designed to enable us to attract and retain talented executives. The Committee determines executive base salaries based on the executive’s role, experience and individual performance, and also considers market data for similar positions within our compensation peer group and the retail industry generally. Annual merit increases are not automatic or guaranteed. Rather, merit increases for NEOs, other than the CEO, are based on annual evaluations of the individual NEOs and of the Company’s performance by the Committee, with input and recommendations from our CEO.  Any merit increase for our CEO is determined by our Board, based on the recommendation of the Committee following its evaluation of the CEO’s performance.

In February 2015, the Committee approved the following merit increases for our NEOs, based on their individual performance and their overall contributions to the strategic direction of the Company, as well as market data for comparable positions provided to the Committee by its compensation consultant:

		Fiscal 2015 Merit Increases & Fiscal 2014/2015 Salaries
Name	Position	Merit Increase ($000)	FY14 Annual Salary ($000)	FY15 Annual Salary ($000)	Percentage Increase
LuAnn Via(1)	President and Chief Executive Officer	$0	$850	$850	0.00%
Pete Michielutti (2)	Executive Vice President, Chief Operating Officer & Chief Financial Officer	$0	$500	$500	0.00%
Monica Dahl (2)	Senior Vice President, Marketing, Omni-Channel & Public Relations	$0	$350	$350	0.00%
Lynn Derry	Former Senior Vice President, General Merchandise Manager	$0	$375	$375	0.00%
Luke Komarek	Senior Vice President, General Counsel & Corporate Secretary	$20	$295	$315	6.78%
Michelle Rice	Senior Vice President, Store Operations	$30	$285	$315	10.53%

_______________

(1)

The independent members of the Board of Directors, following a review by both the Board and the Committee of Ms. Via’s performance, including with respect to her Fiscal 2014 goals, and upon the recommendation of the Committee, approved a salary increase for Ms. Via of $25,000 for Fiscal 2015.  Because of the Company’s financial performance in Fiscal 2014, in particular its failure to achieve the operating metrics under the Company’s annual incentive program for Fiscal 2014, Ms. Via declined the proposed salary increase. The independent members of the Board unanimously agreed to accept Ms. Via’s declining the proposed salary increase.

(2)

As the salary increases received in connection with their promotions in Fiscal 2014 included their projected Fiscal 2015 merit increase, Mr. Michielutti and Ms. Dahl were not eligible for a merit increase in Fiscal 2015.

Annual Incentive Program (“AIP”) Compensation

Overview. AIP compensation is performance-based, at-risk compensation intended to motivate and reward executives for the attainment of goals that are measured over annual time horizons. In Fiscal 2014, the Committee adopted, and our stockholders approved, the Christopher & Banks Corporation 2014 Annual Incentive Plan for our employees (the “Annual Incentive Plan”). The primary objective of our Annual Incentive Plan is to provide annual cash incentives for our key employees to achieve our strategic goals. This is consistent with our pay-for-performance philosophy. Historically, under our annual incentive programs, the Committee annually sets one or more financial goals or metrics against which actual results for the fiscal year are measured to determine whether, and in what amounts, cash bonuses would be paid.

FY15 AIP Design. The design of the Company’s FY15 AIP was focused on rewarding continued improvement in our financial performance. The design reflected that (i) the Company’s annual operating plan was estimated to generate an increase in operating income in Fiscal 2015 as compared to the prior year; and (ii) the Committee’s belief that (x) given the Company’s continued focus on sales and income growth, the awards at “Target” performance should be aligned with market-based levels; (y) a challenging FY15 AIP would be both a significant motivation tool for our NEOs, as well as other members of management; and (z) there was an appropriate allocation of earnings between stockholders (through reinvestment in the Company) and employees based on the FY15 AIP’s metrics and the potential amount of the incentive awards. All of the NEOs were participants in the FY15 AIP.

FY15 AIP Performance Metrics and Results. In approving the FY15 AIP, the Committee selected the following two performance metrics, which were identified as being key components underlying the achievement of the Company’s operating plan for Fiscal 2015, as well as representing metrics that are important to the Company’s stockholders:

•	Operating Income (excluding extraordinary items, whether positive or negative, and weighted at 80%); and

•	Net Sales (weighted at 20%).

In order to establish an appropriate relationship between actual Company performance and the NEOs’ realized AIP compensation, a Threshold (entry point) and Target for each metric was established. In addition, a Maximum performance objective was established for the Operating Income metric; the Net Sales metric was capped at Target.

The Target performance level for each metric represented achievement of the Company’s Fiscal 2015 annual operating plan as approved by the Board. The Threshold performance level or entry point for Operating Income represented nearly one and one-half times the amount of Operating Income the Company achieved in Fiscal 2014 and approximately 80% of the Operating Income Target under the FY15 AIP. The Threshold for the Net Sales performance metric was above the Company’s Fiscal 2014 net sales and represented 97% of the Target performance level.

The Committee desired to place a significant portion of a participating NEO’s annual target compensation at risk, thereby aligning the NEO’s compensation both with the Company’s performance, and with our stockholders’ interests. Under the FY15 AIP design, payouts could have ranged from zero to 200% of an eligible participant’s salary for the fiscal year.

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The table below shows the annual cash incentive amount, as a percent of salary earned in Fiscal 2015, that the NEOs would earn at Threshold, Target and Maximum. This represents their realizable pay under the FY15 AIP.

	Below Threshold	Threshold	Target	Maximum
LuAnn Via	0%	50.00%	100%	200%
Pete Michielutti	0%	37.50%	75%	150%
Monica Dahl	0%	25.00%	50%	100%
Lynn Derry	0%	25.00%	50%	100%
Luke Komarek	0%	25.00%	50%	100%
Michelle Rice	0%	25.00%	50%	100%

Actual Performance versus FY15 AIP Metrics

The following table reflects the Company’s performance in Fiscal 2015 as compared to the metrics under the FY15 AIP.

Net Sales ($ in Millions)
$450
$400
$350
$300
$383.8
$419.9
$432.9
Actual
Threshold
Target

As reflected by the above charts, the Company did not meet either of the Threshold performance measures under the FY15 AIP. Therefore, none of the NEOs received any incentive compensation under the FY15 AIP.

Long-Term Equity Incentive Compensation

Program Design for Long-Term Equity Incentives. The primary objectives of our long-term equity incentive program are to:

•

align executive interests with stockholder interests by conditioning a significant portion of the executive’s incentive compensation on the Company’s performance, thereby ensuring that realized compensation reflects changes in stockholder value over time;

•	attract, motivate, reward and retain key executives in a competitive market for talent; and

•	reward our executives for long-term stock price appreciation, rather than focusing solely on short-term financial success, thereby mitigating incentives for management to pursue short-term objectives.

In general, the Committee reviews whether to grant long-term equity incentive awards to our executive officers shortly following each fiscal year-end. To the extent it approves such awards, the Committee typically grants them as of an effective date that follows the issuance of our financial results for the prior fiscal year.

Pursuant to the terms of her employment agreement, Ms. Via was not eligible to receive a long-term equity incentive award in Fiscal 2015.

Fiscal 2015 Long-Term Incentive Program.    The equity awards in Fiscal 2015 to NEOs, other than our CEO, under the FY15 LTIP consisted primarily of performance-based restricted stock units, intended to reinforce the Committee’s pay-for-performance philosophy and to encourage these NEOs to focus on the Company’s long-term financial goals.

There were two types of equity awards. The first award, which represented 25% of the total award value, was a time-based restricted stock award which vests in one-third increments on the first three anniversaries of the grant date.  The second award, which represented 75% of the total award value, was a grant of performance-based restricted stock units with a two-year performance period.  The performance based award has two performance metrics:

•	Operating Margin as a Percent of Net Sales during Fiscal 2016 (weighted at 70%); and

•	Two-Year Compounded Annual Net Sales Growth Rate for the performance period (weighted at 30%).

For each metric, a Threshold, Target and Maximum was established, with a 50% payout at Threshold, a 100% payout at Target and a 200% payout at Maximum. The number of units earned for performance between Threshold, Target and Maximum levels are to be linearly interpolated. Following completion of the performance periods, and the Fiscal 2016 audit by the Company’s independent registered public accounting firm and a determination by the Committee that all or a portion of the units shall vest, a corresponding number of shares of Common Stock shall be issued to the award recipient, with one-half issued following such determination by the Committee and one-half on the third anniversary of the date of grant. Holders of the time-based restricted stock do not have the right to receive dividends until the shares vest, while dividend equivalents will be paid to the holder of the restricted stock units upon distribution of the underlying Common Stock, if any dividends have been declared. The Company does not currently pay a dividend.

The Committee’s practice for determining equity awards for our executive officers is to determine the value of compensation that it desires to provide in the form of equity, both as part of the total target compensation for that NEO and, in the aggregate, to all NEOs. As part of this process, our CEO, with input from the Committee’s independent compensation consultant and the Senior Vice President, Chief Human Resources Officer, recommends to the Committee, for executives other than the CEO, the award level and types of equity awards. The Committee then reviews the CEO’s recommendations and considers the value of such awards to each of the NEOs, as well as the criteria described below under “Analysis”.

Analysis. Our Committee believes that the use of long-term equity incentives as a significant component of total compensation is consistent with our philosophy of aligning the interests of our executive officers with those of our stockholders and our pay-for-performance philosophy. The determination of the targeted value of equity awards at the time of grant includes consideration by the Committee of the executive officer’s level of responsibility, competitive market data, the costs and potential dilution to stockholders of the program, recent and projected financial performance, targeted total compensation and incentive and retention objectives.

For Fiscal 2015, all of the equity awards granted to the NEOs were part of the annual equity awards granted in March 2015. The specific number of performance-based restricted stock units and time-based restricted stock that were awarded to each of the NEOs in Fiscal 2015 is set forth in the “Grants of Plan-Based Awards for Fiscal 2015” table at page 37 of this proxy statement.

The equity awards under the Fiscal 2015 long-term equity incentive program to NEOs approximated, both individually and in the aggregate, the 50th percentile for such awards for comparable retail positions based on competitive market data supplied by our independent compensation consultant.

2014 Restricted Stock Unit Awards with Performance-Based Vesting.    In February 2014, the Committee approved the grant of performance-based restricted stock units to the NEOs, other than the CEO.  The grants were contingent upon the achievement of Threshold or higher for one or more of three performance metrics.  The three, pre-established performance goals were at Threshold (the award entry point) (i) a Fiscal 2015 operating margin as a percent of net sales of 5% (weighted at 50%); (ii) a two-year compounded net sales annual growth rate of 5% (weighted at 30%); and (iii) a two-year total shareholder return at the 25th percentile as compared to eight other companies (weighted at 20%).

In March 2015, the Committee reviewed the Company’s performance with respect to the three performance criteria and the supporting calculations, and determined that the Company had not achieved Threshold for the first two criteria but had achieved Threshold with respect to total shareholder return.  As a result of the Committee’s determination, each of the NEOs, other than the CEO, was awarded 20% of the performance-based restricted stock units granted at Threshold and these units were issued in the form of shares of Common Stock of the Company, which shares vested immediately.  The number of shares awarded to the NEOs was as follows:  Mr. Michielutti, 2,626; Ms. Dahl, 1,230; Mr. Komarek, 1,230; and Ms. Rice, 923.

Total Fiscal 2015 Pay Mix at Target Financial Performance

The Committee does not have a specific policy for allocating between annual and long-term compensation or between cash and equity compensation. In Fiscal 2015, annual incentive compensation was in the form of cash, and all long-term compensation was in the form of equity. The charts which follow illustrate for the CEO and for the other NEOs in the aggregate (other than Ms. Derry who was not employed at fiscal year-end), the manner in which: (i) the overall pay mix at Target was allocated between performance and non-performance-based elements; (ii) performance-based compensation was allocated between annual and long-term elements at Target; and (iii) total direct compensation was allocated between cash and equity.

Fiscal 2015

Total Direct Compensation Mix at Target (1)

Percent of Total Direct Compensation Mix at Target
75%
50%
25%
0%
68%
45%
32%
55%
Performance-Based (2)
Not Performance-Based (3)
CEO (8)
NEOs

Percent of Performance-Based Compensation Mix at Target
75%
50%
25%
0%
64%
48%
52%
36%
Annual (4)
Long-Term (5)
CEO (8)
NEOs

Total Direct Compensation Mix Cash versus Equity
100%
75%
50%
25%
0%
78%
64%
36%
22%
Cash (6)
Equity (7)
CEO (8)
NEOs

_______________

(1)

For purposes of the bar graphs, except where noted otherwise, “total direct compensation mix at Target” includes the NEO’s actual salary earned, any cash incentive compensation payable at Target and the fair value at grant date of equity incentive compensation awarded to the NEOs.

(2)

Represents the percentage resulting from dividing (A) the sum of annual cash incentives payable based on Target performance, if any, plus the value of performance-based equity awards as of the respective dates of grant by (B) total direct compensation.

(3)

Represents the percentage resulting from dividing (A) the sum of actual salary earned plus any time-based restricted stock or stock units, or other non-performance-based cash or equity incentives (valued as of their respective dates of grant) by (B) total direct compensation. For Fiscal 2015, none of the NEOs received any non-performance-based cash incentive. See also Note 8 below.

(4)

Represents the percentage resulting from dividing (A) annual performance-based incentives at Target by (B) the sum of annual performance-based incentives at Target plus the value of performance-based equity awards (measured as of the date of grant).

(5)

Represents the percentage resulting from dividing (A) the value of performance-based equity awards (measured as of the date of grant) by (B) the value of annual performance-based incentives at Target plus the value of performance-based equity awards (measured as of the date of grant).

(6)	Represents the percentage resulting from dividing (A) actual base salary earned, plus cash incentives payable at Target by (B) total direct compensation.

(7)	Represents the percentage resulting from dividing (A) the value of long-term equity incentives (measured as of their respective dates of grant) by (B) total direct compensation.

(8)

For purposes of presentation and to reflect that it represented a multi-year award, one-third of the value of the long-term employee inducement stock option award made to Ms. Via in November 2012 has been included in the calculation, as one-third of the option award vested in November 2015.

Benefits and Perquisites

Primary Benefits. The NEOs are eligible to participate in the same employee benefit plans in which all other eligible full-time employees are eligible to participate. These plans include medical, dental, life insurance, disability and a qualified retirement savings plan to which the Company made a discretionary matching contribution of up to 2.5% of eligible earnings for calendar 2015 on behalf of participating employees, which included each of the NEOs. The Company does not maintain any benefit programs which are exclusive to executives (other than nominal perquisites for two NEOs and severance agreements as discussed below).

Perquisites. Perquisites represent a nominal component of our overall executive compensation program. The Committee does not view perquisites to be an important element of the executive compensation program. Pursuant to the terms of her employment agreement, Ms. Via received a monthly auto allowance totaling $12,000 for Fiscal 2015. Ms. Rice received the benefit of a Company-leased vehicle for Fiscal 2015 valued at $3,788. Detailed information regarding the personal benefits and perquisites paid to the NEOs in Fiscal 2015 is provided in footnote 5 to the “Summary Compensation Table” at page 36 of this proxy statement.

Compensation Methodology

Committee Independence

The Committee is composed entirely of independent directors, as determined under the applicable SEC and NYSE rules and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee oversees our executive compensation and benefits policies and oversees and sets the compensation for the NEOs, except that the compensation of the CEO is recommended by the Committee and approved by the non-executive members of the Board. The Committee annually reviews the components of compensation for our CEO and other executive officers. In making its compensation decisions, the Committee takes into account the recommendations of the CEO as to compensation, including salary adjustments, annual cash incentive opportunities and equity award levels, to be awarded to the other NEOs. Other than providing such recommendations, our CEO does not participate in the Committee’s decisions regarding executive compensation. All such decisions are made by the Committee.

Use of Independent Consultants

The Committee has typically retained an external, independent compensation consultant for objective advice and assistance on executive compensation matters. Korn Ferry Hay Group (“Hay”) has served as the Committee’s compensation consultant since mid-2014. Hay reports directly to the Committee and the Committee may replace Hay or hire additional consultants at any time. Hay advises the Committee on issues pertaining to executive compensation, including the assessment of market-based compensation levels, the members of our peer group, our pay positioning relative to the market, the mix of pay, incentive plan design and other executive employment matters. Hay provides its advice based, in part, on prevailing and emerging market practices and its own proprietary retail survey data, as well as our specific business context. The Committee retains sole authority to hire Hay, approve its compensation and the appropriate funding by the Company for such compensation, determine the nature and scope of Hay’s services, evaluate Hay’s performance and terminate Hay’s engagement. Hay did not perform any other services for the Company in Fiscal 2015.

The Committee annually assesses the independence of its external compensation consultant(s), taking into account the following factors:

•	the provision of other services to the Company, if any, by such consultant;

•	the amount of fees received from the Company by the consultant as a percentage of such consultant’s total revenue;

•	the consultant’s policies and procedures that are designed to prevent conflicts of interest;

•	any business or personal relationship between the individuals at the consulting firm that are performing consulting services for the Company and the members of the Committee;

•	any ownership of Company stock by the individuals at the consulting firm that are performing consulting services for the Committee; and

•	any business or personal relationship between the consultant or any other employee at the consulting firm that are performing services for the Company and an executive officer of the Company.

Hay has provided the Committee with appropriate assurances and confirmation of their independent status. The Committee believes that Hay has been independent throughout their service to the Committee and that there is no conflict of interest between Hay and the Committee.

Peer Group

The Fiscal 2015 peer group used by the Committee in establishing Fiscal 2015 compensation at the beginning of the fiscal year consisted of the following 14 companies:

• bebe stores, inc.	• Destination Maternity Corporation	• Tilly’s
• The Buckle, Inc.	• Destination XL Group, Inc.	• Vera Bradley
• Cache, Inc.	• Francesca’s Holdings Corp.	• Wet Seal, Inc.
• The Cato Corporation	• New York & Company, Inc.	• Zumiez, Inc.
• Citi Trends, Inc.	• Shoe Carnival

The Committee, with the assistance of Hay, periodically reviews the peer group that it uses to benchmark our NEOs’ compensation and revises the peer group as circumstances warrant. In connection with that review, the following changes were made in July 2015 in response to recommendations made by Hay:

•	Two companies, Cache and Wet Seal, were removed from the peer group as both had been delisted following their respective bankruptcy filings; and

•	One company was added to the peer group: Boot Barn Holdings, Inc.

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Executive Evaluation Process

CEO.    The Committee and the Board review our CEO’s performance against pre-established financial, operational, strategic and individual objectives for the prior fiscal year. Our CEO is responsible for sharing with the Board and the Committee her accomplishments with respect to the objectives for the fiscal year just completed, as well as proposed objectives for the upcoming year. The Committee reviews the CEO’s accomplishments, objectives and overall performance, and reviews and discusses its observations with the Board. Our CEO does not play a role in determining her own compensation, other than discussing her annual performance review with the Chair of the Board and the Chair of the Committee and, subsequently, with the entire Committee and/or the Board. With respect to the CEO’s performance in Fiscal 2014, the Committee reported its findings to the Board and made recommendations to the Board regarding the CEO’s compensation. The independent members of the Board of Directors, following a review by both the Board and the Committee of Ms. Via’s performance in Fiscal 2014, including with respect to her Fiscal 2014 goals, and upon the recommendation of the Committee, approved a salary increase of $25,000 for Fiscal 2015.  Given the Company’s financial performance in Fiscal 2014 and in particular that it did not achieve any of the operating metrics under the Company’s annual incentive program for Fiscal 2014, Ms. Via declined the proposed salary increase. The independent members of the Board unanimously agreed to accept Ms. Via’s declining the proposed salary increase.

Other NEOs.    The Committee consults with the CEO concerning the performance of the Company’s other executive officers, including each of the other NEOs. The Committee approves the compensation of such officers, taking into account the recommendations of the CEO and input from the Board and the Committee’s independent compensation consultant. Our CEO and Senior Vice President, Chief Human Resources Officer assist the Committee in reaching compensation decisions regarding executives other than themselves. Executive officers do not play a role in determining their own compensation, other than discussing their annual performance reviews with the CEO and making recommendations for the Committee’s approval regarding performance goals under our AIP and LTIP programs. The Committee reviews the recommendations and approves the AIP and LTIP programs in such forms as it determines, in its sole discretion, to be in the best interests of our stockholders.

Compensation Recovery “Clawback” Policy

In November 2015, the Board adopted the Christopher & Banks Corporation Recoupment Policy (the “Clawback Policy”).  The Clawback Policy applies to “Incentive Compensation”, as defined in the Clawback Policy, paid or provided to current or former executive officers and to current or former officers of the Company with the title of Vice President or above (“Covered Executives”).

In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with the federal securities laws as a result of fraud or misconduct, the Company will, unless impracticable, require reimbursement or forfeiture from a Covered Executive of any excess Incentive Compensation for the three fiscal years immediately preceding the date on which the Company is required to prepare such an accounting restatement.

In addition, since Fiscal 2011, all of the equity awards granted to NEOs expressly provide that the equity grant and delivery of any Common Stock pursuant to the equity agreement are subject to any clawback policies the Company may adopt in compliance with the Dodd-Frank Act.

Prohibition on Derivatives Trading and Hedging and Pledging of Our Securities

Our Stock Trading Policy prohibits all directors and officers, including the NEOs, from trading in any puts, calls, covered calls or other derivative products involving any Company securities. Additionally, our policy prohibits these individuals from engaging in any hedging transactions with respect to any Company securities, which includes the purchase of certain instruments (including “cashless collars”, forward sales contracts, equity swaps or any other similar instruments) designed to hedge, monetize or offset any decrease in the market value of such securities. The policy also prohibits our officers and directors from pledging, or using as collateral, Company securities in order to secure personal loans or obligations, which includes holding shares of Company stock in a margin account.

Stock Ownership Guidelines

We believe that our executive officers should have a meaningful equity stake in the Company to ensure that their interests are aligned with those of our stockholders. To that end, our Board has adopted stock ownership guidelines that define stock ownership expectations for our executive officers. Under these guidelines, executive officers are expected to own shares of our Common Stock at certain levels within five years of becoming an executive officer.

By the fifth year of service as an executive officer, these guidelines call for:

•	the CEO to hold shares of our Common Stock equal in value to at least one times her annual salary;

•	each Executive Vice President to hold shares of our Common Stock equal in value to at least .75 times her or his annual salary; and

•	each Senior Vice President to hold shares of our Common Stock equal in value to at least .5 times her or his annual salary.

The Committee intends to continue its practice of periodically reviewing the stock ownership guidelines in conjunction with future equity incentive programs and its overall compensation strategy as well as monitoring each executive’s progress toward meeting these guidelines.

The Board has also established stock ownership guidelines for non-employee directors, which are discussed on page 10 of this proxy statement.

Section 162(m) Policy

Under Section 162(m) of the Code, we must meet specified requirements related to our performance and must obtain stockholder approval of certain compensation arrangements in order for us to deduct fully, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain NEOs. In 2014 the Company’s stockholders approved the Annual Incentive Plan. That Plan includes specific performance criteria. Therefore, incentive awards granted under that Plan meet the requirements of Section 162(m). As a result, the Committee believes that any compensation paid, pursuant to grants made, in accordance with the terms of the Annual Incentive Plan will be deductible for federal income tax purposes.

The stockholders also approved the Stock Incentive Plan at the 2014 Annual Meeting of Stockholders. Therefore, the Committee believes that compensation attributable to stock options, stock appreciation rights and other performance awards made in accordance with the terms of the Stock Incentive Plan will be deductible for federal income tax purposes.

The compensation paid in Fiscal 2015 subject to the Section 162(m) regulations did not exceed $1,000,000 for any of the NEOs. Therefore, all such compensation should be deductible for federal income tax purposes.

The Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of the Company and our stockholders. The Committee, therefore, may choose to provide compensation to our executive officers that is not fully deductible under Section 162(m), if it deems such compensation to be in the best interests of the Company and our stockholders.

Employment and Severance Agreements with Named Executive Officers

We have entered into an employment agreement with Ms. Via and a severance agreement with each of the other NEOs, which provide for severance benefits in the event their employment is terminated by the Company without “cause” (as defined in the applicable agreement) or in connection with a “change-in-control” (as defined in the applicable agreement).  The type and amount of payments vary for the NEOs and also by the nature of the termination.

The Company provides these involuntary termination severance benefits to protect the NEO from events outside their control and to offer compensation packages similar to those provided in the retail market for comparable executive talent.  In addition, the Company provides these benefits to protect the Company against disruption in the event of a change-in-control as these severance benefits allow the NEOs to assess takeover bids objectively without regard to the potential impact on their job security.  The Committee believes that these severance agreements serve as an important retention element of the compensation package provided to the NEOs but does not consider severance benefits to be a significant factor in determining annual total compensation.  The potential severance benefits payable to our NEOs are described in “Potential Payments upon Termination or a Change-in-Control” on pages 40 to 42 of this proxy statement and the terms of Ms. Via’s Employment Agreement are described below.

Employment Agreement with LuAnn Via

In connection with the Company’s successful search for a new President and Chief Executive Officer, the Company entered into, as of October 29, 2012, an employment agreement with Ms. Via (the “Via Agreement”). The Company and Ms. Via amended the Via Agreement effective May 2, 2013, June 26, 2014 and February 24, 2016.  The principal terms of the Via Agreement, as amended, are as follows:

•

Term. The Via Agreement commenced on November 26, 2012 and ends on July 29, 2017 (the last day of the second fiscal quarter of Fiscal 2017); provided however, it will automatically renew through February 3, 2018 (the last day of Fiscal 2017), unless either party exercises a right to terminate it in accordance with its terms.

•	Annual Compensation. The main elements of Ms. Via’s annual compensation are as follows:

o

Base Salary. Ms. Via’s salary will be reviewed annually by the Committee, and any adjustments will be determined by the Board in its sole discretion. Ms. Via’s base salary may not be reduced during the term of her agreement without her consent, unless such reduction is made on substantially similar terms for all senior executives.

o

Annual Bonus Opportunity. Ms. Via will be eligible for a bonus under the Company’s annual incentive program. The target annual bonus opportunity will be equal to 100% of her then-current base salary, with the maximum and threshold bonus levels to be set by the Committee, or the Board, in the ordinary course of its annual compensation deliberations. The bonus shall be earned at the close of the relevant fiscal year and will be paid to Ms. Via regardless of whether she is employed on the date the bonus is actually paid, so long as she is employed on the last day of the relevant fiscal year.

•

Long-Term Equity Incentive Opportunity. Due to the granting of a long-term incentive inducement award in connection with her commencement of employment, Ms. Via was not eligible to receive long-term incentive equity awards until the fiscal year beginning January 31, 2016.

•

Benefits and Perquisites. Ms. Via is eligible to participate in all existing benefit plans generally available to the Company’s employees and to receive a car allowance of $12,000 and 40 days of vacation, annually.

•	Other Public Company Board Service. Ms. Via may not serve on more than two other public company boards in addition to her service on the Company’s Board.

•

Restrictive Covenants. In consideration for the payments and benefits provided under the Via Agreement, Ms. Via agreed to certain restrictive covenants to protect the Company, including restrictions on post-termination disclosure of confidential information, competitive activity and solicitation of the Company’s employees. Ms. Via also agreed and acknowledged that she will be subject to the Company’s performance award recoupment (i.e., clawback) policies as they relate to her performance-based awards. In the event Ms. Via resigns without “good reason” following a “change-in-control”, Ms. Via will not be due any severance under the Agreement and the non-compete provisions of the Agreement shall not apply.

Compensation Risk Analysis

The Committee continues to actively engage in reviewing and modifying aspects of the Company’s executive compensation program in light of the current business environment and the Company’s recent and projected financial performance. As part of that analysis, the Committee has considered and discussed potential risks that could arise from the Company’s compensation policies and practices and the extent to which any of those risks could reasonably likely have a material adverse effect on the Company. Based on that review and analysis, the Committee believes that the Company’s compensation program reflects an appropriate mix of compensation elements that balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executives’ roles. The following items illustrate this point:

•	all members of the Committee are independent within the meaning of the NYSE listing standards;

•	the Committee has engaged and receives advice from an independent compensation consultant;

•

the Committee approves goals and objectives in our incentive programs that the Committee believes are reasonable and can be achieved by our executive officers without taking undue risks for the Company;

•

equity and cash incentives typically provide for a defined range of payout opportunities and the potential award value is capped (typically at no more than 200% of the award value at target) and use a mix of financial and operating metrics which mitigates undue risk;

•	total direct compensation opportunity includes long-term, equity-based incentive awards with performance and vesting schedules that fully materialize over several years;

•	the Committee reviews and determines annually the design of our annual incentive and equity award programs, including any applicable performance goals under such programs;

•

the Company’s Stock Trading Policy requires our executives to pre-clear trades in our stock and prohibits our executives from hedging the Company’s stock, pledging the Company’s stock or engaging in transactions involving derivative products related to the Company’s stock;

•	incentive based compensation is subject to the Company’s Clawback Policy;

•

equity incentive awards are granted annually with multi-year vesting or performance periods, so executives typically have equity awards that are unvested and which could decrease significantly in value if our business is not managed for the long-term;

•	ethical behaviors are a component of the core values section of our annual performance assessment; and

•	we provide periodic training on our Code of Conduct to educate our employees as to appropriate behaviors and the consequences of taking inappropriate actions.

Based on the above combination of items, the Committee believes that (i) our executives are encouraged to manage the Company prudently, and (ii) our incentive programs are designed in a manner to encourage our senior business leaders not to take risks that are inconsistent with the Company’s best interests or that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Committee has reviewed and discussed the “Compensation Discussion and Analysis” section set forth above with our management. Based on this review and discussion with management, the Committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this proxy statement and in our Report on Form 10-K for the period ended January 30, 2016.

Members of the Compensation Committee

David Levin, Chair
Mark Cohn
Edwin Holman
William Sharpe, III

Compensation Tables

Summary Compensation Table

The following table shows the cash and non-cash compensation for Fiscal 2015 and the previous two fiscal years that was awarded to or earned by individuals who served as our CEO or Chief Financial Officer during Fiscal 2015, each of our three other most highly compensated executive officers who were serving as executive officers at the end of Fiscal 2015, and one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of Fiscal 2015 (collectively the “NEOs”).

				Stock		Option	Non-Equity	All Other
	Fiscal	Salary	Bonus	Awards		Awards	Incentive Plan	Compensation	Total
Name and Principal Position	Year	($)	($) (1)	($) (2)		($) (3)	Compensation (4)	($) (5)	($)
LuAnn Via	2015	850,000	—	—		—	—	16,577	866,577
President and Chief Executive Officer	2014	842,308	—	—		—	—	18,500	860,808
	2013	800,000	—	—		—	—	46,496	846,496

Pete Michielutti	2015	500,000	—	229,993	(6)	—	—	6,250	736,243
Executive Vice President, Chief Operating	2014	436,923	—	457,483	(7)	—	—	5,082	899,488
Officer and Chief Financial Officer	2013	362,692	365,000	52,500		52,501	301,833	1,351	1,135,877

Monica Dahl	2015	350,000	—	139,995	(6)	—	—	6,625	496,620
Senior Vice President, Marketing,	2014	308,154	—	186,934	(7)	—	—	6,500	501,588
Omni-Channel and Public Relations	2013	289,231	290,000	35,500		35,501	200,582	969	851,783

Lynn Derry	2015	270,612	—	149,993	(6)	—	—	190,751	611,356
Former Senior Vice President,	2014	194,712	40,000	154,710	(7)	—	—	45,580	435,002
General Merchandise Manager

Luke Komarek	2015	311,923	—	139,995	(6)	—	—	6,625	458,543
Senior Vice President,	2014	293,308	—	186,934	(7)	—	—	6,019	486,261
General Counsel and Corporate Secretary	2013	282,677	284,000	34,500		34,501	196,037	2,632	834,347

Michelle Rice	2015	310,385	—	129,996	(6)	—	—	5,383	445,764
Senior Vice President,	2014	283,462	—	140,201	(7)	—	—	5,533	429,196
Store Operations	2013	273,461	275,000	33,000		33,001	189,646	3,812	807,920

_______________

(1)

This column reflects a signing bonus paid to Ms. Derry in Fiscal 2014, and retention payments paid to several of the NEOs in July 2013 in connection with a management retention plan adopted in July 2012 in response to an unsolicited offer to acquire the Company.

(2)

The amounts shown in this column represent the grant date fair values of the performance-based restricted stock unit awards at Target performance and/or time-based restricted stock awards made in Fiscal 2015, Fiscal 2014 and Fiscal 2013, calculated in accordance with ASC 718 and based on the closing share price of our Common Stock on the date of grant. Additional information related to the calculation of the grant date fair value is set forth in Note 8 of the “Notes to the Consolidated Financial Statements” included in our 10-K Report.

(3)

The amounts shown in this column represent the grant date fair values of non-qualified stock option awards. In accordance with ASC 718, the grant date fair values for these awards have been determined using the Black-Scholes method and were based on the assumptions presented in Note 8 of the “Notes to the Consolidated Financial Statements” included in our 10-K Report.

(4)	The amounts shown in this column represent amounts awarded and earned under the Company’s annual incentive plan for Fiscal 2013.

(5)	All other compensation for Fiscal 2015 consisted of the following:

	Severance		Auto Allowance/		401(k) Matching
Name	Payments		Car Lease		Contributions (A)	Total
LuAnn Via	—		12,000		4,577	16,577
Pete Michielutti	—		—		6,250	6,250
Monica Dahl	—		—		6,625	6,625
Lynn Derry	190,751	(B)	—		—	190,751
Luke Komarek	—		—		6,625	6,625
Michelle Rice	—		3,788	(C)	1,595	5,383

_______________

(A)

Represents the amount of the Company’s discretionary matching contributions to the Company’s 401(k) Plan, including the amount of the contribution, if any, that was subsequently paid directly to the individual in order for the 401(k) Plan to meet, for calendar 2015, the average deferral percentage and actual contribution percentage tests prescribed by the Department of Treasury.

(B)

Represents the total amount of severance paid to Ms. Derry pursuant to her severance agreement ($187,500) and includes $3,251 in health and dental premiums paid by the Company following her termination of employment.

(C)	Represents the taxable amount added to Ms. Rice’s income based on personal use of a vehicle leased by the Company for her use.

(6)

The amounts include the grant date fair values of the Target payout amounts for performance-based restricted stock unit awards for Fiscal 2015 as follows: Mr. Michielutti $172,496; Ms. Dahl $104,996; Ms. Derry $112,497; Mr. Komarek $104,996; and Ms. Rice $97,500. The grant date fair value of the maximum potential payout amounts for the Fiscal 2015 performance-based restricted stock unit awards is as follows: Mr. Michielutti $344,993; Ms. Dahl $209,992; Ms. Derry $224,994; Mr. Komarek $209,992; and Ms. Rice $195,000.

(7)

The amounts include the grant date fair value of the Target payout amounts for performance-based restricted stock unit awards for Fiscal 2014 as follows: Mr. Michielutti $457,483; Ms. Dahl $186,934; Ms. Derry $154,710; Mr. Komarek $186,934; and Ms. Rice $140,201. The grant date fair value of the maximum potential payout amounts for the Fiscal 2014 performance-based restricted stock unit awards is as follows: Mr. Michielutti $914,966; Ms. Dahl $373,868; Ms. Derry $309,421; Mr. Komarek $373,868; and Ms. Rice $280,401.

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Grants of Plan-Based Awards for Fiscal 2015

The following table provides information regarding the grants of plan-based awards made to the NEOs during Fiscal 2015.

									All Other
									Stock		All Other
									Awards:		Option Awards:		Grant Date
			Estimated Future Payouts Under Non-			Estimated Future Payouts			Number of		Number of		Fair Value
			Equity Incentive Plan Awards (1)			Under Equity Incentive Plan Awards (2)			Shares of		Securities	Exercise or Base	of Stock
	Approval		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or		Underlying	Price of Option	and Option
Name	Date	Grant Date	($)	($)	($)	(#)	(#)	(#)	Units (#) (3)		Options (#)	Awards ($/Sh)	Awards ($) (4)
LuAnn Via	N/A	N/A	425,000	850,000	1,700,000	—	—	—	—		—	—	—

Pete	2/18/2015	3/25/2015	—	—	—	16,304	32,608	65,216	—		—	—	—
Michielutti	2/18/2015	3/25/2015	—	—	—	—	—	—	10,869	(5)	—	—	57,497
	N/A	N/A	187,500	375,000	750,000	—	—	—	—		—	—	—

Monica	2/18/2015	3/25/2015	—	—	—	9,924	19,848	39,696	—		—	—	—
Dahl	2/18/2015	3/25/2015	—	—	—	—	—	—	6,616	(5)	—	—	34,999
	N/A	N/A	87,500	175,000	350,000	—	—	—	—		—	—	—

Lynn	2/18/2015	3/25/2015	—	—	—	10,633	21,266	42,532	—		—	—	—
Derry(6)	2/18/2015	3/25/2015	—	—	—	—	—	—	7,088	(7)	—	—	37,496
	N/A	N/A	93,750	187,500	375,000	—	—	—	—		—	—	—

Luke	2/18/2015	3/25/2015	—	—	—	9,924	19,848	36,696	—		—	—	—
Komarek	2/18/2015	3/25/2015	—	—	—	—	—	—	6,616	(5)	—	—	34,999
	N/A	N/A	77,981	155,962	311,923	—	—	—	—		—	—	—

Michelle	2/18/2015	3/25/2015	—	—	—	9,215	18,431	36,862	—		—	—	—
Rice	2/18/2015	3/25/2015	—	—	—	—	—	—	6,143	(5)		—	32,496
	N/A	N/A	77,596	155,193	310,385	—	—	—	—		—	—	—

_______________

(1)

The amounts in these columns show the potential payout, if any, for each NEO under the FY15 AIP (calculated as a percent of the NEO’s salary for the fiscal year) if the Threshold, Target or Maximum goals are met for all three performance measures. These potential payouts are performance-driven and at-risk. See pages 25-26 in this proxy statement for a description of the performance goals and the method of calculating potential payouts.

(2)

The awards in these columns were made pursuant to the Stock Incentive Plan.  The amounts in these columns show the potential number of shares, if any, to be issued to the NEO under the FY15 LTIP if the Threshold, Target or Maximum goals are met for all performance measures for the two-year performance period with respect to the performance-based restricted stock units. See pages 26-27 in this proxy statement for a description of the FY15 LTIP.

(3)	The awards in this column were made pursuant to the Stock Incentive Plan. The amounts in this column show the number of time-based restricted stock shares granted to each NEO under the FY15 LTIP.

(4)

The dollar values of restricted stock disclosed in this column are equal to the grant date fair values computed in accordance with ASC 718.  The fair value of performance-based restricted stock unit awards was calculated using the number of shares to be awarded at the Target level.  A discussion of the assumptions used in calculating the grant date fair values is set forth in Note 8 of the “Notes to the Consolidated Financial Statements” included in the 10-K Report.

(5)

One-third of the shares of restricted stock vested on March 25, 2016.  An additional one-third of the shares of restricted stock will vest on March 25, 2017 and March 25, 2018, assuming the NEO remains employed on such dates.

(6)	The unvested equity awards held by Ms. Derry were forfeited on October 2, 2015, the date her employment with the Company ended.

(7)

One-third of the shares of restricted stock would have vested on March 25, 2016, and the remaining shares would have vested on March 25, 2017 and March 25, 2018, if Ms. Derry’s employment with the Company had not terminated.

Outstanding Equity Awards at the End of Fiscal 2015

The following table sets forth certain information concerning equity awards held by each NEO as of the last day of Fiscal 2015.

	Option Awards					Stock Awards
											Equity Incentive
									Equity Incentive		Plan Awards:
									Plan Awards:		Market or
	Number of	Number of							Number of		Payout Value of
	Securities	Securities				Number of		Market Value of	Unearned		Unearned
	Underlying	Underlying				Shares of		Shares of	Shares, Units		Shares, Units
	Unexercised	Unexercised		Option	Option	Stock or Units		Stock or Units	or Other Rights		or Other Rights
	Options (#)	Options (#)		Exercise	Expiration	That Have Not		That Have Not	That Have Not		That Have Not
Name	Exercisable	Unexercisable		Price ($) (1)	Date	Vested (#)		Vested ($) (2)	Vested (#)		Vested ($) (2) (3)
LuAnn Via	1,500,000	—		3.43	11/26/2022	—		—	—		—

Pete Michielutti	30,000	—		1.86	4/23/2022	—		—	—		—
	9,170	4,585	(4)	6.25	3/15/2023	—		—	—		—
	—	—		—	N/A	2,800	(5)	4,844	26,265	(6)	45,438
	—	—		—	N/A	—		—	39,398	(7)	68,159
	—	—		—	N/A	10,869	(8)	18,803	32,608	(9)	56,412

Monica Dahl	16,500	—		19.45	2/7/2016	—		—	—		—
	12,600	—		17.98	4/18/2017	—		—	—		—
	15,000	—		10.56	4/14/2018	—		—	—		—
	20,200	—		10.80	4/19/2020	—		—	—		—
	31,483	—		6.28	4/18/2021	—		—	—		—
	36,995	—		1.91	3/29/2022	—		—	—		—
	6,201	3,100	(4)	6.25	3/15/2023	—		—	—		—
	—	—		—	N/A	1,893	(5)	3,275	12,307	(6)	21,291
	—	—		—	N/A	—		—	18,461	(7)	31,938
	—	—		—	N/A	6,616	(8)	11,446	19,848	(9)	34,337

Lynn Derry	—	—		—	—	—		—	—		—

Luke Komarek	9,500	—		17.63	5/21/2017	—		—	—		—
	6,000	—		13.31	10/30/2017	—		—	—		—
	7,500	—		10.56	4/14/2018	—		—	—		—
	35,000	—		4.18	4/13/2019	—		—	—		—
	21,200	—		10.80	4/19/2020	—		—	—		—
	26,236	—		6.28	4/18/2021	—		—	—		—
	35,749	—		1.91	3/29/2022	—		—	—		—
	6,026	3,013	(4)	6.25	3/15/2023	—		—	—		—
	—	—		—	N/A	1,840	(5)	3,183	12,307	(6)	21,291
	—	—		—	N/A	—		—	18,461	(7)	31,938
	—	—		—	N/A	6,616	(8)	11,446	19,848	(9)	34,337

Michelle Rice	2,500	—		10.80	4/19/2020	—		—	—		—
	14,400	—		6.18	12/27/2020	—		—	—		—
	26,236	—		6.28	4/18/2021	—		—	—		—
	34,399	—		1.91	3/29/2022	—		—	—		—
	5,764	2,882	(4)	6.25	3/15/2023	—		—	—		—
	—	—		—	N/A	1,760	(5)	3,045	9,230	(6)	15,968
	—	—		—	N/A	—		—	13,846	(7)	23,954
	—	—		—	N/A	6,143	(8)	10,627	18,431	(9)	31,886

_______________

(1)	The option exercise prices in this column are equal to the respective closing price of one share of the Company’s Common Stock on the NYSE on the date of grant of the related option.

(2)

The amounts in this column represent the number of shares of restricted stock indicated multiplied by the closing price of our Common Stock on the NYSE on January 29, 2016 ($1.73), the last business day of Fiscal 2015.

(3)

Dividends, if declared, are not paid on performance-based restricted stock unit awards until the performance-based restrictions lapse, and then only with respect to the shares as to which the restrictions have lapsed.

(4)	The options vested on March 15, 2016.

(5)	The restricted stock vested on March 15, 2016.

(6)

The shares of performance-based restricted stock units awarded in Fiscal 2014 are subject to forfeiture based on pre-determined corporate financial performance criteria for the periods of (i) Fiscal 2014 to Fiscal 2015 and (ii) Fiscal 2015. To the extent the performance-based restrictions may lapse, the shares will lapse on the date the performance-based restrictions lapse, based on a determination that the Company’s financial performance has met or exceeded Threshold for one or more of the financial performance criteria. The majority of the performance-based restricted stock units were forfeited as the Company did not meet Threshold for two of the three performance metrics. The Company achieved Threshold with respect to the third metric and the number of shares that vested as a result was as follows: Mr. Michielutti, 2,626; Ms. Dahl, 1,230; Mr. Komarek, 1,230; and Ms. Rice, 923.

(7)

The shares of performance-based restricted stock units awarded in Fiscal 2014 are subject to forfeiture based on pre-determined corporate financial criteria for the periods of (i) Fiscal 2014 to Fiscal 2016 and (ii) Fiscal 2016.  To the extent the performance-based restrictions may lapse, the shares will lapse on the date the performance-based restrictions lapse, based on a determination that the Company’s financial performance met or exceeded Threshold for one or more of the financial performance criteria.

(8)

One-third of the restricted stock vested on March 25, 2016.  One-third of the restricted stock will vest on March 25, 2017 and the remaining one-third of the restricted stock will vest on March 25, 2018, assuming the NEO remains employed by the Company on such dates.

(9)

The shares of performance-based restricted stock units awarded in Fiscal 2015 are subject to forfeiture based on pre-determined corporate financial performance criteria for the periods of (i) Fiscal 2015 to Fiscal 2016 and (ii) Fiscal 2016, as discussed at page 27 of the “Compensation Discussion and Analysis” portion of this proxy statement.  To the extent the performance-based restrictions may lapse, the shares will lapse, on the date the performance-based restrictions lapse based on a determination that the Company’s financial performance has met or exceeded Threshold for one or both performance metrics. One-half of the shares for which the performance restrictions lapse will be issued following such determination, and the other half will be issued on the third anniversary of the date of the grant, assuming the individual remains employed on such dates.

Option Exercises and Stock Vested for Fiscal 2015

The following table sets forth certain information concerning any stock options exercised and restricted stock awards that vested during Fiscal 2015 with respect to the NEOs.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($) (1)
LuAnn Via	—	—	—	—
Pete Michielutti	—	—	2,800	14,588
Monica Dahl	—	—	1,893	9,863
Lynn Derry	—	—	1,420	4,601
Luke Komarek	—	—	1,840	9,586
Michelle Rice	—	—	1,760	9,170

_______________

(1)

The value realized upon vesting of the stock awards is based on the closing stock price of our Common Stock on the NYSE on the date the award vested, multiplied by the number of shares vesting on such date.

(This space intentionally left blank.)

Equity Compensation Plan Information

The following table provides information regarding our Common Stock that may be issued under our equity compensation plans as of January 30, 2016.

				Number of Securities
				Remaining Available for
			Weighted-	Future Issuance Under
	Number of Securities to		Average Exercise	Equity Compensation
	be Issued Upon Exercise		Price of Outstanding	Plans (Excluding
	of Outstanding Options,		Options,	Securities Reflected in
	Warrants and Rights (1)		Warrants and Rights	Column (a)) (2)
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,324,202		5.87	2,638,894
Equity compensation plans not approved by security holders	1,500,000	(3)	3.43	—
Total	2,824,202		4.57	2,638,894

(1)	Includes the following equity compensation plans of the Company and the number of shares issuable upon exercise of outstanding options or the vesting of restricted stock granted under each plan:

Shares Issuable Under Plans for Option Exercises or Vesting of Restricted Stock
1997 Stock Incentive Plan	29,700
Second Amended and Restated 2005 Stock Incentive Plan	909,303
Second Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors	177,000
2013 Directors Plan	131,144
2014 Stock Incentive Plan	77,055
Total	1,324,202

(2)	Includes the following equity compensation plans of the Company and the number of shares remaining available for issuance under each plan:

Available for Issuance
2013 Directors Equity Incentive Plan	238,309
2014 Stock Incentive Plan	2,400,585
Total	2,638,894

The types of awards permitted under these two plans are stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

(3)

Amount represents employee inducement grant of non-qualified stock options to LuAnn Via in connection with her joining the Company effective November 26, 2012.  The grant of 1,500,000 options vested ratably over a three-year period.

Potential Payments upon Termination or a Change-in-Control

Employment and Severance Agreements with the Named Executive Officers

Via Employment Agreement. We entered into an employment agreement with Ms. Via on October 29, 2012, which agreement (as amended the “Via Agreement”) is also described under “Employment Agreement with LuAnn Via” at page 33 in the “Compensation Discussion and Analysis” section of this proxy statement. The Via Agreement provides that, in the event that Ms. Via’s employment with the Company is terminated without “cause” or she voluntarily resigns for “good reason”, in each case, in the absence of a “change-in-control” of the Company, as such terms are defined in the Via Agreement, Ms. Via will be entitled to receive a severance payment equal to one times her annual base salary. Ms. Via will also be entitled to receive payments equivalent to her cost of COBRA medical and dental insurance premiums for a period not to exceed 18 months after her employment termination, provided she is eligible for and timely elects COBRA coverage. The severance payment is conditioned upon Ms. Via entering into, and not rescinding, a release of claims against the Company. The Company agreed to continue the one-times base salary severance commitment to Ms. Via for so long as she remains employed by the Company. Ms. Via will not receive any tax gross-up payment in connection with this severance payment.

In the event of Ms. Via’s termination by the Company without “cause” or her voluntary resignation for “good reason” upon or within twelve months after a “change-in-control” of the Company, Ms. Via would be entitled to receive cash severance in an amount equal to two times the sum of her annual base salary plus her “on-target” bonus. Ms. Via will also be entitled to receive payments equivalent to her cost of COBRA insurance premiums for a period not to exceed 18 months after her employment termination. Ms. Via will not receive any tax gross-up payment in connection with this severance payment.

Severance Agreements. As described at pages 32 to 33 in the “Compensation Discussion and Analysis” section of this proxy statement, in April 2015, the Company entered into severance agreements with each of the NEOs, other than the CEO. The severance agreements provide that the NEO is and remains an at-will employee and thus may be terminated at any time with or without “cause”, as such term is defined in the severance agreements. If the NEO is terminated without “cause”, not in connection with a “change-in-control” as such terms are defined in the severance agreements, and executes a general release of claims in favor of the Company, the Company will be obligated to pay the NEO a severance payment, in the aggregate, which equals twelve months of the NEO's current salary or, if greater, twelve months of the NEO's highest annual salary at any time during the twelve months preceding the date of termination. In addition, the severance agreements provide that we will pay the Company portion of COBRA medical and dental premiums for a twelve-month period, if the NEO is a participant in such plans at the time of termination.

In the event of a termination by the Company or the NEO’s voluntary resignation for “good reason” within 180 days prior to or within twelve months after a “change-in-control” (as such terms are defined in the severance agreement) each of the NEO’s would be entitled to the following:

(i)in the case of Mr. Michielutti, the sum of (A) eighteen months of his highest salary; (B) 1.5 times his then current on-target bonus and (C) the value of eighteen months of COBRA medical and dental premiums, if participating in the medical and dental plans; and

(ii)in the case of Ms. Dahl, Mr. Komarek and Ms. Rice, the sum of (A) twelve months of her or his salary; (B) 1.0 times her or his then current on-target bonus and (C) the value of twelve months of COBRA medical and dental premiums if participating in the medical and dental plans.

The severance agreements also provide for a “cutback” such that any severance payment shall be reduced below the amount that would trigger an excise tax liability.  The Company is not obligated to pay an “excise tax” under Section 4999 of the Code, and there are no tax “gross-up” provisions in the severance agreements.

Additionally, the severance agreements contain a provision prohibiting the NEO, during the period of her or his employment and, for twelve months after termination from (i) engaging in certain competitive activities; (ii) soliciting any employees either to leave his or her employment with the Company or its affiliates or to establish a relationship with a “competitor” (as such term is defined in the severance agreement); or (iii) soliciting, engaging or inducing a vendor or supplier of the Company to establish a relationship with a “competitor”.

Potential Payments as a result of Termination or a Change-in-Control

The following table provides information regarding potential payments to be made to the NEOs in the event of a termination of employment as a result of (i) death, (ii) disability, (iii) involuntary termination, (iv) a change-in-control and (v) certain terminations following a change-in-control.

The CEO is not entitled to any payments upon voluntary termination except with “good reason”, and the other NEOs are not entitled to any payments upon voluntary termination except with “good reason” following a “change-in-control”.  Amounts in the table reflect additional payments the NEO would be entitled to assuming a termination and/or a change-in-control occurred on January 30, 2016.

Estimated Payments on Termination or Change-in-Control Payments

		Event

				Payments Upon	Payments Upon
				Involuntary	Involuntary
		Payments Upon	Payments Upon	Termination	Termination
		Death or	Change-in-	Pursuant to	After a Change-in
Name	Type of Payment	Disability ($)(1)(2)	Control ($)(1)	Agreement ($)	Control Occurs ($)(1)(3)
LuAnn Via	Salary Continuation Cash Severance	—	—	850,000	3,400,000
	COBRA Premiums	—	—	9,538	9,538
	Acceleration of Restricted Stock	—	—	—	—
	Acceleration of Stock Options	—	—	—	—
	Total	—	—	859,538	3,409,538

Pete Michielutti	Salary Continuation Cash Severance	—	—	500,000	1,312,500
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock	23,647	23,647	—	23,647
	Acceleration of Performance-Based Stock Units	9,088	—	—	11,360
	Acceleration of Stock Options	—	—	—	—
	Total	32,735	23,647	500,000	1,347,507

Monica Dahl	Salary Continuation Cash Severance	—	—	350,000	525,000
	COBRA Premiums	—	—	12,172	12,172
	Acceleration of Restricted Stock	14,721	14,721	—	14,721
	Acceleration of Performance-Based Stock Units	4,258	—	—	5,323
	Acceleration of Stock Options	—	—	—	—
	Total	18,979	14,721	362,172	557,216

Luke Komarek	Salary Continuation Cash Severance	—	—	315,000	472,500
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock	14,629	14,629	—	14,629
	Acceleration of Performance-Based Stock Units	4,258	—	—	5,323
	Acceleration of Stock Options	—	—	—	—
	Total	18,887	14,629	—	492,452

Michelle Rice	Salary Continuation Cash Severance	—	—	315,000	472,500
	COBRA Premiums	—	—	12,172	12,172
	Acceleration of Restricted Stock	13,672	13,672	—	13,672
	Acceleration of Performance-Based Stock Units	3,194	—	—	3,992
	Acceleration of Stock Options	—	—	—	—
	Total	16,866	13,672	327,172	502,336

_______________

(1)

Restricted stock is listed at its dollar value as of January 29, 2016, the last business day of Fiscal 2015, based on the $1.73 closing sales price of our Common Stock on the NYSE on that date. Forfeiture restrictions lapse as to all of the restricted stock following a change-in-control, upon the NEO’s death or if the NEO becomes disabled.

(2)

Performance based restricted stock units are listed at their dollar value as of January 29, 2016, the last business day of Fiscal 2015, based on the $1.73 closing sales price of our Common Stock on the NYSE on that date.  Upon the NEO’s death or disability, the performance-based restricted stock units vest pro rata based upon the amount of time elapsed between the beginning of the performance period and the date the NEO’s employment is terminated due to death or disability. The number of units that are eligible to vest will be based on the extent of achievement of the performance goals, as adjusted proportionally for the truncated performance period.

(3)

Performance-based restricted stock units are listed at their dollar value as of January 29, 2016, the last business day of Fiscal 2015, based on the $1.73 closing sales price of our Common Stock on the NYSE on that date. Forfeiture restrictions lapse as to performance-based restricted stock units following a change-in-control to the extent that, as of the date of the change-in-control, the performance goals established under the award have been met or exceeded, as adjusted proportionally for the truncated performance period.

ITEM 2 — ADVISORY APPROVAL OF THE COMPANY’S

NAMED EXECUTIVE OFFICER COMPENSATION

As required by the executive compensation disclosure rules of the SEC, we are offering our stockholders the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis” and the “Compensation Tables” sections of this proxy statement beginning on pages 18 and 35, respectively.

We are asking our stockholders to indicate their support FOR the compensation of our NEOs as described in this proxy statement. We believe that our executive compensation program is well-structured to support the Company’s business objectives. We also believe that our compensation programs and policies reflect an overall pay-for-performance philosophy that is closely aligned with the interests of our stockholders. The Compensation Committee of the Board has overseen the development of a balanced compensation program designed to achieve pay-for-performance and alignment with stockholder interests, as described more fully in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 18.

At our 2015 Annual Meeting of Stockholders, our stockholders approved our Fiscal 2014 compensation awarded to our NEOs, as described in last year’s proxy statement, with approximately 86.9% of the votes cast in favor of the proposal.

The Company believes that our executive compensation program is worthy of your support for the following reasons:

•	Our compensation program for executive officers delivers a considerable portion of at-risk, pay-for-performance compensation;

•	We encourage long-term stock ownership by executive officers through our stock ownership guidelines and equity awards, which vest over multiple years;

•

We do not have any employment or severance agreements with executive officers that provide for cash severance payments automatically in connection with a change-in-control (i.e., no “single-trigger” cash provisions);

•	Our executive officers do not earn any additional retirement income under any supplemental executive retirement plan or other employer-funded pension;

•

We offer limited perquisites to our executive officers and do not provide for travel for spouses or significant others, security services or systems, supplemental life or long-term care insurance, reimbursement or payment of country club dues or memberships, or Company-funded financial planning services;

•	We do not pay the tax liability (i.e., gross-ups) associated with the payment or reimbursement of any severance or perquisites we provide; and

•	The Committee has engaged and receives advice from an independent compensation consultant.

We believe that the information we have provided above and within the “Compensation Discussion and Analysis” and “Compensation Tables” sections of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure management’s interests continue to be aligned with our stockholders’ interests. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the 2016 Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, Compensation Tables and other related narrative disclosures.”

Because your vote on executive compensation is advisory, it is not binding on the Company, our Compensation Committee or our Board. However, we value the views of our stockholders and will continue to take into account the result of the vote when considering future executive compensation arrangements. We currently conduct annual advisory votes on executive compensation, and we expect to conduct our next advisory vote at our 2017 Annual Meeting of Stockholders.

Board Recommendation

The Board recommends you vote FOR adoption of the resolution approving the compensation of our Named Executive Officers as described in this proxy statement. Proxies will be voted FOR adoption of the resolution unless otherwise specified.

ITEM 3 - APPROVAL OF AMENDMENTS TO THE
CHRISTOPHER & BANKS CORPORATION

2013 DIRECTORS’ EQUITY INCENTIVE PLAN

Introduction

We are requesting that stockholders approve amendments to the Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan (the “Directors’ Plan”) to increase the number of shares authorized under the Directors’ Plan and to increase the aggregate number of shares that may be awarded to an individual director in any calendar year.  This proposal would not, however, increase the limit on the total value of shares that may be awarded to an individual director in any calendar year. If this proposal is approved by our stockholders, (i) 500,000 shares of Common Stock will be added to the number of shares authorized for issuance under the Directors’ Plan and (ii) the limit on the number of shares that may be awarded to an individual director in any calendar year will be increased to 50,000 shares or 75,000 in the case of a non-employee Board Chair.

If the amendments to the Directors’ Plan are not approved by stockholders at the 2016 Annual Meeting, no new shares will be added, the limit on the aggregate number of shares that may be awarded to an individual director in any calendar year will remain the same and equity awards will continue to be granted under the Directors’ Plan as currently in effect.

The Directors’ Plan is our only plan for providing equity incentive compensation to our non-employee directors. The Board believes that the amendments to the Directors’ Plan are in the best interests of stockholders and the Company, as equity awards granted thereunder help to attract, motivate, and retain experienced and highly qualified directors and align non-employee director and stockholder interests. Other than their annual cash retainers, awards under the Directors’ Plan are the only form of compensation we provide to our non-employee Directors.

The following discussion and summary is qualified in its entirety by reference to the actual text of the Directors’ Plan, as amended to reflect this proposal, which is set forth in Appendix A to this proxy statement.

Purpose of the Amendments

Based upon the recommendation of the Governance and Nominating Committee, the Board, on May 9, 2016, approved, subject to stockholder approval, the amendments to the Directors’ Plan. As of May 5, 2016, there are 238,309 shares available under the Directors’ Plan. If approved by our stockholders at the Annual Meeting, the Directors’ Plan will be amended as follows:

•	500,000 shares of Common Stock will be added to the number of shares authorized for issuance under the Directors’ Plan; and

•

the limit on the aggregate number of shares that may be awarded to an individual non-employee director in any calendar year will be increased to 50,000 shares and to 75,000 shares for the non-employee Chair of the Board.

Share Usage under the Directors’ Plan

We have a history of conservative and disciplined share usage under the Directors’ Plan. In proposing an increase in authorized shares, the Governance and Nominating Committee and the Board considered Christopher & Banks’ historical equity compensation practices (including the total number of shares underlying existing equity awards), Christopher & Banks’ three-year average share usage (commonly referred to as "burn rate"), and dilution. They also considered these factors in assessing the number of shares likely to be needed for future grants under the Directors’ Plan and the appropriate limit on the number of shares that can be granted to an individual director in any calendar year.

The Governance and Nominating Committee expects that the increased number of shares available, if approved by the stockholders, would satisfy equity compensation needs for approximately two to three years based on historical grant rates and taking into account the increase in the limit on the aggregate number of shares that may be awarded annually to any individual director.

Burn Rate

Burn rate, a measure of the rate at which companies use shares available for grant under their equity compensation plans, is an important factor for investors concerned about stockholder dilution. The burn rate is defined by Institutional Shareholder Services (“ISS”) as, in a given year, the number of shares of Common Stock subject to equity awards granted, divided by the weighted average number of shares of Common Stock outstanding. In setting and recommending to stockholders the number of additional shares to be authorized under the Directors’ Plan, the Governance and Nominating Committee and the Board considered the Company’s burn rates for all grants of equity awarded by the Board under all stockholder approved equity plans of the Company for the past three fiscal years, ended January 30, 2016, January 31, 2015 and February 1, 2014, respectively:

		Time-Based Restricted
		Stock or Units Granted		Weighted Average
Fiscal Year	Options	and Performance-Based	Total	Number of Common	Burn
Ended	Granted	Restricted Stock Earned(1)	Granted	Shares Outstanding	Rate
January 30, 2016	15,609	212,224	333,945	36,886,000	0.91%
January 31, 2015	5,500	57,958	92,437	36,819,000	0.25%
February 1, 2014	96,752	131,737	294,358	36,246,000	0.81%

_______________

(1)	No performance-based restricted stock was earned during any of these three fiscal years.

Calculated using ISS’s methodology, our burn rate is well below ISS’s limit applicable to us of 4.19%.

Overhang

Total potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to the number of shares available to be granted as future equity awards plus the number of shares subject to equity awards outstanding, divided by the sum of (a) the total of by those shares plus (b) the total number of shares outstanding. The Company’s total potential dilution (which includes the number of shares available for issuance under the Directors’ Plan and our Stock Incentive Plan), with and without the additional shares requested in this proposal, is shown in the table below, as of January 30, 2016:

(This space intentionally left blank.)

Total Potential Dilution
Directors’ Plan Remaining Reserve	238,309
Shares Outstanding – Grants to Non-Employee Directors	308,144
2014 Stock Incentive Plan Remaining Reserve	2,400,585
Shares Outstanding – Grants to Employees	3,948,990
Common Shares Outstanding	37,236,842
Total Current Dilution	15.6%
Share Authorization Request	500,000
Total Potential Dilution	16.6%

Summary of the Directors’ Plan

The Board approved the Directors’ Plan on May 2, 2013, and the Directors’ Plan was approved by our stockholders on June 27, 2013. The Governance and Nominating Committee is responsible for determining our compensation policies for non-employee directors, including equity compensation. The Governance and Nominating Committee believes that equity-based awards should be a significant component of our director compensation program, which is designed to align our non-employee directors’ interests with those of our stockholders and to assist the Company in attracting, motivating and retaining highly qualified directors.

Purpose

The purposes of the Directors’ Plan are to:

•

promote the long-term growth and financial success of the Company by aiding in attracting, motivating and retaining experienced and highly qualified individuals for service as non-employee directors on the Company’s Board; and

•	to assist in promoting a stronger alignment of interest between the Company’s non-employee directors and its stockholders.

Sound Corporate Governance Practices

The Directors’ Plan includes a number of specific terms and limitations that the Governance and Nominating Committee and the Board believe are consistent with the long-term interests of our stockholders and sound corporate governance practices. These include:

•

No Evergreen Provision. The Directors’ Plan provides for a fixed number of shares of our Common Stock available for awards under the Directors’ Plan. It does not provide for any annual increase of available shares. Any additional increase in shares authorized for issuance under the Directors’ Plan (other than due to a stock dividend, stock split or other, similar action) would require further stockholder approval.

•	Conservative Share Counting Provisions. Shares will be returned to the Directors’ Plan only in the event of forfeiture or termination prior to vesting of an award under the Directors’ Plan.

•	No Stock Appreciation Rights. The Directors’ Plan does not allow for the granting of stock appreciation rights.

•

Length of Vesting. In the absence of forfeiture, an award of stock options shall vest and become exercisable on the first anniversary of the date of grant. Similarly, unless earlier forfeited, an award of shares of restricted stock or restricted stock units shall vest on the first anniversary of the date of grant, unless otherwise specified in the grant agreement.

•	Limited Terms. The Directors’ Plan sets the maximum term for options at ten years and will terminate in 2023.

•	No Stock Option Repricing. The Directors’ Plan expressly prohibits the repricing of stock options without stockholder approval.

•	No Discounted Stock Options. The Directors’ Plan requires the exercise price of stock options to be not less than the fair market value of our Common Stock on the date of grant.

•	No Reload Options. The Directors’ Plan does not authorize the granting of “reload” options upon the exercise of previously granted options.

•	Annual Cap on Awards. The Directors’ Plan provides for a limit on the value and amount of shares that may be awarded to an individual director in any calendar year.

Administration

The Directors’ Plan will be administered by the Board or one of its committees. Currently, the Directors’ Plan is administered by the Governance and Nominating Committee.

Types of Awards

The Directors’ Plan authorizes awards of restricted stock, restricted stock units and the granting of options to purchase shares of the Company’s Common Stock. The Directors’ Plan also permits non-employee directors to defer the receipt of restricted stock awards per the terms of the Deferred Stock Plan discussed on page 17. Any options granted under the Directors’ Plan shall be options which do not meet the requirements of Section 422 of the Internal Revenue Code and are treated as non-qualified stock options.

Vesting of Awards

The Board or the Governance and Nominating Committee may impose such restrictions or conditions on vesting as it deems appropriate. Unless otherwise stated in an award agreement evidencing such award, an award of options shall vest and become exercisable on the first anniversary of the date of grant, and an award of restricted stock or restricted stock units shall vest on the first anniversary of the date of grant, in each case subject to the other terms of the Directors’ Plan.

Participants

The only persons entitled to participate under the Directors’ Plan are directors of the Company who are not employees. There are currently six non-employee director nominees under consideration for election at this year’s Annual Meeting.

Shares

Subject to the adjustment provisions of the Directors’ Plan, the total number of shares which may be issued currently under the Directors’ Plan in connection with restricted stock awards, restricted stock units and, upon the exercise of options, may not exceed 500,000 shares. It cannot be determined at this time what number of shares, if any, will be allocated to an individual director annually or in the aggregate under the Directors’ Plan, going forward. However, the Board believes that the number of shares being requested will be sufficient to provide for equity awards to non-employee directors for the next two to three years. As of May 5, 2016, the total number of shares of the Company’s outstanding Common Stock was 37,084,323.

Annual Grants

Each year following the close of business on the date of the Company’s Annual Meeting and the adjournment of the meeting, each individual elected or re-elected as a non-employee director will receive, in consideration for her or his services as a director, an award under the Directors’ Plan as determined by the Board or the Committee authorized to administer the Directors’ Plan. In addition, a non-employee director may be granted one or more awards under the Directors’ Plan including, but not limited to, a pro rata annual grant in connection with a director’s initial election to the Board. Discretionary grants are subject to such terms and conditions as may be determined by the Board or the committee authorized to administer the Directors’ Plan.

Price

The purchase price for shares of Common Stock upon exercise of an option shall be equal to 100% of the fair market value (as defined in the Directors’ Plan) on the date of grant. The market value of the Company’s Common Stock on May 5, 2016 was $2.51, representing the closing price on the NYSE on that date.

Adjustments

In the event of certain changes in outstanding shares of the Company’s Common Stock as described in the Directors’ Plan, including stock dividends, stock splits and reverse stock splits, appropriate adjustments to the number of shares authorized under the Directors’ Plan and to the shares as to which options are granted or with respect to restricted stock or restricted stock units awarded shall be made.

Limitations on Annual Awards

Currently, the maximum number of shares of Common Stock that may be subject to an award, in the aggregate, granted to a non-employee director in any calendar year shall not exceed 25,000 shares, and the maximum aggregate fair market value of such awards, determined as of the date of grant, shall not exceed $100,000 in any calendar year. The maximum number of shares that may be subject to an award, in the aggregate, granted to the Chair of the Board who is a non-employee director in any calendar year, however, shall not exceed 37,500 shares, and the maximum aggregate fair market value of such awards, determined as of the date of grant, to such non-employee director shall not exceed $150,000 in any calendar year.  If the amendments to the Directors’ Plan are approved, the maximum number of shares that may be subject to an award in any calendar year will be increased to 50,000 shares for non-employee directors and 75,000 shares for the non-employee Chair of the Board. The amendments do not contain any change to the limit on the aggregate fair market value of awards that may be made in a calendar year.

Option Terms

Each option granted under the Directors’ Plan shall terminate no later than ten years from the date of grant.

Transferability

No right or interest of a non-employee director in shares subject to an award of options shall be assignable or transferable. In addition, a restricted stock award or a restricted stock unit award shall not be transferable prior to the date that the risk of forfeiture described in such award has lapsed.

Termination of Service

In the event a non-employee director ceases to be a member of the Board by reason of his or her death or disability, all options that are not then exercisable and all shares of restricted stock and restricted stock units then held or credited in the non-employee director’s account that have not vested shall become immediately exercisable or vested, as applicable. In the event a non-employee director ceases to be a member of the Board for any reason other than death or disability, all options that are not then exercisable, and all shares of restricted stock and restricted stock units then held by or credited to the non-employee director that have not vested, as of the date of such termination will be forfeited. However, upon a non-employee director’s ceasing to be a member of the Board, the Board or the Committee administering the Directors’ Plan may accelerate the vesting of an option, restricted stock or restricted stock unit.

Change-in-Control

Unless otherwise provided in the agreement evidencing an award, in the event of a change-in-control (as defined in the Directors’ Plan), the Board may provide for one or more of the following:

(i)	the equitable acceleration of the exercisability of any outstanding options, or the lapsing of the risks of forfeiture on any restricted stock awards or restricted stock unit awards;

(ii)

the complete termination of the Directors’ Plan, the cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give participants a reasonable period of time in which to exercise such option prior to the effectiveness of such transaction), and the cancellation of any restricted stock awards or restricted stock unit awards for which the risks of forfeiture have not lapsed;

(iii)

that participants holding outstanding options receive, with respect to each share of Common Stock subject to such option, as of the effective date of any such transaction, shares of Common Stock or shares of stock of any corporation succeeding the Company by reason of such transaction with a value equal to the excess of the fair market value of the shares of Common Stock subject to such option on the date immediately preceding the effective date of such transaction over the exercise price per share of such options;

(iv)

that participants holding outstanding restricted stock awards or restricted stock unit awards receive, with respect to each share of Common Stock subject to such awards, as of the effective date of any such transaction, shares of Common Stock or shares of stock of any corporation succeeding the Company by reason of such transaction with a value equal to the fair market value of the shares of Common Stock subject to such awards on the date immediately preceding the effective date of such transaction;

(v)

the continuance of the Directors’ Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for such transaction and the right to exercise such options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction; and

(vi)

the continuance of the Directors’ Plan with respect to restricted stock awards or restricted stock unit awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such transaction and the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

Plan Amendment and Termination

The Board generally may amend, suspend or terminate the Directors’ Plan or any portion of the Directors’ Plan at any time. However, no such amendment or modification may adversely affect any prior award or rights of participants under the Directors’ Plan, and no amendment may be made without stockholder approval, if such approval would be required under the rules of the stock exchange upon which our shares are listed (currently, the NYSE), applicable law or regulation. In addition, the Directors’ Plan expressly provides that the Board may not increase the number of shares reserved under the Directors’ Plan without the approval of the Company’s stockholders.

U.S. Federal Income Tax Consequences

Restricted Stock. Non-employee directors who receive grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, a non-employee director who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the non-employee director includes in ordinary income at the time of such income inclusion.

Restricted Stock Units. Non-employee directors who receive grants of restricted stock units generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture (or at the time the underlying shares are issued, if later). Dividend equivalents received with respect to any restricted stock unit will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the non-employee director includes in ordinary income at the time of such income inclusion.

Stock Options. Any stock options granted under the Directors’ Plan will not be taxable to a non-employee director at grant, but will result in taxation at exercise. At exercise, the non-employee director will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. We may deduct a corresponding amount as a business expense in the year the non-employee director recognizes this income.

Section 409A. All awards made under the Directors’ Plan are intended to be exempt from Section 409A of the Internal Revenue Code, and the Board or committee authorized to administer the Directors’ Plan will interpret each award accordingly.

Other Tax Consequences. The foregoing discussion does not address the possible tax consequences under local, state and foreign jurisdictions, which may differ from those described above.

New Plan Benefits

The actual awards of options and/or restricted stock or restricted stock units to be received by non-employee directors under the Directors’ Plan are not determinable in advance because, under the Directors’ Plan, awards will be determined annually by the Board or committee authorized to administer the Directors’ Plan without reference to a formula. Additionally, due to the fact that the number of non-employee directors who may serve on the Board in any future year could change, the aggregate amount of any future awards to be made under the Directors’ Plan is not determinable in advance. The grants made under the Directors’ Plan to non-employee directors in the last fiscal year are described under the heading “Non-Employee Director Compensation for Fiscal 2015” on page 17 in this proxy statement. Only non-employee directors will be eligible to participate in the Directors’ Plan. Executive officers and employees will not be eligible to participate.

Stockholder Vote

The affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy, and entitled to vote, is required for approval of the amendments to the Directors’ Plan.

Board Recommendation

The Board recommends that you vote FOR the approval of the amendments to the Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan. Proxies will be voted FOR approval of the amendments to the Directors’ Plan unless otherwise specified.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the current charter can be found on the “For Investors” page in the “Corporate Governance” section of our website at www.christopherandbanks.com. In accordance with the written charter, the Audit Committee assists the Board in fulfilling its responsibilities with respect to the accounting and financial reporting processes of the Company, including its internal control over financial reporting. The Audit Committee of the Company’s Board of Directors is currently composed of the following independent directors: William Sharpe, Paul Snyder (Chair); Patricia Stensrud; and Lisa Wardell. The Board of Directors has reviewed the status of each of the members of its Audit Committee and has confirmed that each meets the independence requirements of the NYSE and the SEC, and that William Sharpe, Paul Snyder; and Lisa Wardell each qualifies as an “audit committee financial expert”, as defined by the SEC.

Management is responsible for the Company’s internal controls and the financial reporting process. Christopher & Banks’ independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and on the effectiveness of our internal controls over financial reporting and to issue reports thereon. The Audit Committee’s responsibility is to hire, monitor and oversee the independent registered public accounting firm.

In this context, during Fiscal 2015, the Audit Committee has met and held discussions with management and with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for the fiscal year ended January 30, 2016. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. In addition, the Audit Committee reviewed and discussed with management and KPMG both management’s annual report on internal control over financial reporting and the report of KPMG with respect thereto. The Audit Committee discussed with the independent accountants matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”), Auditing Standard No. 16, Communications with Audit Committees.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by PCAOB Auditing Standard No. 16, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independence of KPMG as the Company’s independent registered public accounting firm. The Audit Committee has concluded that the independent registered public accounting firm, KPMG, is independent from the Company and management.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its integrated audit of the Company’s financial statements and internal control over financial reporting. In addition, the Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their audits, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Report on Form 10-K for the fiscal year ended January 30, 2016 filed with the SEC.

Members of the Audit Committee

Paul Snyder, Chair
William Sharpe
Patricia Stensrud
Lisa Wardell

Independent Registered Public Accounting Firm Fees

On June 6, 2011, the Audit Committee selected KPMG as our independent registered public accounting firm. The following table presents the fees for services provided by KPMG for Fiscal 2015 and for Fiscal 2014.

	Fiscal 2015	Fiscal 2014
Audit Fees	$732,800	$730,000
Audit-Related Fees	—	10,200
All Other Fees	8,325	5,000
Total	$741,125	$745,200

Audit Fees consist of professional services rendered for the integrated audit of (a) our annual consolidated financial statements, (b) statutory and regulatory audits, consents and other services related to SEC matters, and (c) the effectiveness of internal control over financial reporting and the review of interim consolidated financial statements for each quarter.

Audit-Related Fees consist of professional services rendered in connection with regulatory filing reviews and the Company’s equity incentive plans.

All Other Fees relate to fees paid to KPMG for services with respect to the requirements under the conflict minerals regulations. The services provided by KPMG did not impact KPMG’s independence during Fiscal 2014 or Fiscal 2015.

Auditor Services Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by our independent registered public accounting firm prior to the firm’s engagement for such services. The Audit Committee has adopted a practice under which the Audit Committee established pre-approved categories of non-audit services that may be performed by our independent registered public accounting firm during the fiscal year. All fees paid to KPMG for services in Fiscal 2015 and in Fiscal 2014 were approved by the Audit Committee or Audit Committee Chair prior to the services being rendered.

ITEM 4 — RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected KPMG to serve as our independent registered public accounting firm for the fiscal year ending January 28, 2017. KPMG has served as our independent registered public accounting firm since Fiscal 2011.

While it is not required to do so, our Board is submitting the selection of KPMG for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting, to be available to answer stockholder questions and to have the opportunity to make a statement if they desire to do so.

Board Recommendation

The Board recommends that you vote FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2017. Proxies will be voted FOR ratification of this selection unless otherwise specified.

SECURITY OWNERSHIP

Beneficial Ownership of Directors, Director Nominees and Executive Officers

The following table shows how many shares of our Common Stock were beneficially owned as of May 5, 2016 by each of our directors, director nominees and the NEOs and by all of our directors, director nominees and executive officers as a group. Except as otherwise provided, all of the stockholders listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge.

	Amount and		Percent of
	Nature of Beneficial		Common Stock
Name of Beneficial Owner	Ownership (1) (2)		Outstanding
Mark Cohn	119,267		*
Jonathan Duskin	3,882,426	(3)(4)	10.5%
Edwin Holman	59,015		*
Seth Johnson	—		*
Anne Jones	185,712		*
Kent Kleeberger	10,000		*
David Levin	66,213		*
William Sharpe, III	107,423	(5)	*
Paul Snyder	169,678	(6)	*
Patricia Stensrud	66,223		*
Lisa Wardell	117,264	(5)(7)	*
Laura Weil	—		*
LuAnn Via	1,721,635		4.6%
Pete Michielutti	110,375		*
Monica Dahl	166,322		*
Lynn Derry	8,425		*
Luke Komarek	206,687		*
Michelle Rice	99,789		*
Directors, Director Nominees and Executive Officers as a group (20 persons)	7,198,203		19.4%

_______________

* Less than 1%

(1)

The amounts listed include 16,393 shares of restricted stock that are scheduled to vest within 60 days from May 5, 2016 for each of Mr. Cohn, Mr. Holman, Ms. Jones, Mr. Levin, Mr. Snyder, and Ms. Stensrud; and for all directors, director nominees and executive officers as a group, 98,358 shares of restricted stock.

(2)

The amounts listed include the following number of shares of Common Stock for which the directors and executive officers have the right to acquire beneficial ownership within 60 days from May 5, 2016, through the exercise of stock options: Mr. Cohn, 70,000; Ms. Jones, 66,000; Mr. Snyder, 27,000; Ms. Wardell, 14,000; Ms. Via, 1,500,000; Mr. Michielutti, 43,755; Ms. Dahl, 125,579; Mr. Komarek, 150,224; Ms. Rice, 86,181; and all directors, director nominees and executive officers as a group, 2,162,833.

(3)

3,814,113 shares of common stock of the Company are directly held by Macellum Retail Opportunity Fund, LP (“Opportunity Fund”).  Macellum Management, LP (“Macellum Management”) may be deemed to have voting and investment power over the shares of common stock of the Company directly held by Opportunity Fund as the investment manager for Opportunity Fund and Macellum Advisors GP, LLC (“Macellum GP”) may be deemed to have voting and investment power over the shares as the general partner of Opportunity Fund and Macellum Management.  Jonathan Duskin is the sole member of Macellum GP and may be deemed to have voting and investment power over the shares of common stock of the Company directly held by Opportunity Fund by virtue of his relationship with Macellum GP. Macellum GP and Mr. Duskin may be deemed to have a pecuniary interest in the shares of common stock of the Company directly held by Opportunity Fund due to Macellum GP’s right to receive a performance-based allocation. Each of Macellum Management, Macellum GP and Mr. Duskin disclaims beneficial ownership of the shares of common stock of the Company directly held by Opportunity Fund except to the extent of their pecuniary interest therein.

(4)

68,313 shares of common stock of the Company are directly held by Macellum Capital Management, LLC ("Macellum Capital Management"). MCM Managers, LLC ("MCM Managers") may be deemed to have voting and investment power of the shares of common stock of the Company directly held by Macellum Capital Management as the managing member of Macellum Capital Management and MCM Management, LLC ("MCM Management") may be deemed to have voting and investment power over the shares as the managing member of MCM Managers. Mr. Duskin may be deemed to have voting and investment power over the shares of common stock of the Company directly held by Macellum Capital Management as the managing member of MCM Management. MCM Managers, MCM Management and Mr. Duskin may be deemed to have a pecuniary interest in the shares of common stock of the Company directly held by Macellum Capital Management due to MCM Managers’ right to receive a performance-based allocation.  Each of MCM Managers, MCM Management and Mr. Duskin disclaims beneficial ownership of the shares of common stock directly held by Macellum Capital Management except of their pecuniary interest therein.

(5)

The amounts listed include the following number of restricted stock units held in accounts in our Deferred Stock Plan described under the heading “Compensation Program for Non-Employee Directors”, the underlying shares of which will vest within 60 days of May 5, 2016: Mr. Sharpe, 16,393 and Ms. Wardell, 16,393; and all directors, director nominees and executive officers as a group, 32,786. The directors currently have no voting or investment power over the shares underlying the restricted stock units.

(6)	Includes 95,411 shares held jointly with Mr. Snyder’s spouse.

(7)	Includes 255 shares held by Ms. Wardell’s minor children.

Beneficial Owners of More than Five Percent of Our Common Stock

Based on filings made under Section 13(d) and Section 13(g) of the Exchange Act as of May 5, 2016, the persons known by us to be beneficial owners of more than 5% of our Common Stock were as follows:

	Amount and Nature of		Percent of Common
Name and Address of Beneficial Owner	Beneficial Ownership		Stock Outstanding
Macellum Retail Opportunity Fund, LP	3,882,426	(1)	10.5%
99 Hudson Street, 5th Floor
New York, NY 10013

BlackRock, Inc.	2,190,371	(2)	5.9%
55 East 52nd Street
New York, NY 10022

Neil Gagnon	2,146,714	(3)	5.8%
1370 Avenue of the Americas, Suite 2400
New York, NY 10019

_______________

(1)

This information is based on a Schedule 13D/A jointly filed with the SEC on April 20, 2016, by Macellum Retail Opportunity Fund, LP (“Opportunity Fund”), Macellum Capital Management, LLC (“Macellum Capital Management”), Macellum Advisors GP, LLC (“Macellum GP”), Macellum Management, LP (“Macellum Management”), MCM Managers, LLC (“MCM Managers”), MCM Management, LLC (“MCM Management”) and Jonathan Duskin, reporting information as of April 18, 2016. Mr. Duskin has sole voting power and sole dispositive power over 3,882,426 shares. Each of Opportunity Fund, Macellum GP and Macellum Management have sole voting power and sole dispositive power over 3,814,113 shares. Each of Macellum Capital Management, MCM Managers, and MCM Management has the sole voting power and sole dispositive power over 68,313 shares. Macellum Management serves as the investment manager for Opportunity Fund. Macellum GP serves as the general partner of Opportunity Fund and Macellum Management. MCM Managers serves as the managing member of

Macellum Capital Management, and MCM Management serves as the managing member of MCM Managers. Mr. Duskin is the sole member of Macellum GP and is the managing member of MCM Management. Mr. Duskin may be deemed to indirectly beneficially own the securities directly held by Opportunity Fund and Macellum Capital Management because Mr. Duskin may be deemed to have voting and investment power over such securities by virtue of his relationship with Macellum GP and MCM Management. Each of Macellum Management, Macellum GP, MCM Managers, MCM Management and Mr. Duskin disclaims beneficial ownership of the Issuer’s securities as to which this Schedule 13D/A relates.

(2)

This information is based on a Schedule 13G/A filed with the SEC on January 26, 2016, by BlackRock, Inc., in its capacity as a parent holding company or control person, reporting information as of December 31, 2015. BlackRock, Inc. has sole voting power over 2,157,633 shares and sole dispositive power over 2,190,371 shares.

(3)

This information is based on a Schedule 13G/A filed with the SEC on February 12, 2016, by Neil Gagnon reporting information as of December 31, 2015. Mr. Gagnon has sole voting and sole dispositive power over 174,024 shares, shared voting power over 1,765,711 shares and shared dispositive power over 1,972,690 shares. Mr. Gagnon is the managing member and principal owner of Gagnon Securities LLC (“GS”), an investment adviser and broker-dealer. Mr. Gagnon and GS, in its role as investment manager, may be deemed to share voting power over 1,006,697 shares and dispositive power over 1,206,090 shares held by GS. GS and Mr. Gagnon expressly disclaim beneficial ownership of all securities held in the accounts. Mr. Gagnon is also the chief executive officer of Gagnon Advisors LLC (“Gagnon Advisors”), an investment adviser. Mr. Gagnon and Gagnon Advisors, in its role as investment manager to Gagnon Investment Associates, LLC (“GIA”), a private investment fund, may be deemed to share voting and dispositive power over 679,887 shares. Mr. Gagnon and GS expressly disclaim beneficial ownership of all securities held by GIA.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership of our securities with the SEC. Based on our review of filed reports by our directors and executive officers pursuant to Section 16(a) of the Exchange Act and on written representations from our executive officers and directors, we believe that all of our directors and executive officers complied with their filing requirements in Fiscal 2015, except that Monica Dahl filed a Form 4/A on January 15, 2016 to correct a transposition error in the number of shares reported as forfeited restricted stock in her Form 4 filed April 4, 2013, and to amend her subsequent Form 4 filings to reflect the correction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Support Agreement

As discussed on pages 6-7 of this proxy statement, we have entered into the Support Agreement with Macellum and Jonathan Duskin, one of the nominees for director, and an affiliate of Macellum.  Each stockholder party to the Support Agreement agreed to take all necessary action to cause the election, removal and replacement of directors as set forth in the Support Agreement.  We agreed to include in the slate of nominees recommended by the Board for election at stockholder meetings called for the purpose of electing directors, and to solicit proxies in favor of, the individuals nominated by such stockholders in accordance with the Support Agreement.  The Support Agreement will terminate upon mutual agreement of the Company and Macellum or on the date and time that all Macellum Designees no longer serve on the Board.  For more information, see “Item One – Election of Directors – Director Nomination Process.”

Corporate Policies

Our Code of Conduct provides that all employees and directors must avoid any activity that is or has the appearance of being hostile, adverse or competitive with us, or that interferes with the proper performance of their duties or responsibilities to us. Each director and executive officer is instructed to inform our Chief Compliance Officer when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our guidelines. Waivers of these conflict of interest rules with regard to a director or executive officer will require the prior approval of our Board or the Governance and Nominating Committee.

The Board also has adopted a written Related Person Transaction Policy under which the Audit Committee is responsible for reviewing, approving or ratifying transactions involving the Company and related parties. Under the policy, a “related person” includes our directors, director nominees, executive officers, beneficial owners of more than 5% of our Common Stock and their respective immediate family members. The policy applies to transactions in which the Company is a participant and a related person (or any entity in which a related person is an executive officer or general partner or in which one or more related parties together have a 10% or more ownership interest) has a direct or indirect interest and the amount involved is reasonably anticipated to exceed $15,000 in a fiscal year or in the case of employment of a related person, the annual salary of the related person exceeds $50,000. Under the policy, the Audit Committee reviews and considers a written summary of the related person transaction, which addresses, among other criteria, (i) the material terms of the transaction, including the amount payable or anticipated to be paid to the related person; (ii) the business purpose of the transaction; (iii) the benefits to the Company and the related person of the transaction; and (iv) whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction was negotiated on an arms’ length basis and made under terms and conditions on the whole that are at least as favorable to the Company as would be available in a comparable transaction with or involving unaffiliated third parties. In determining whether the related person transaction should be approved, the Audit Committee also considers (i) whether the transaction would impair the judgment of a Board member or an executive officer to act in the best interests of the Company; and (ii) any other matters that the Audit Committee deems appropriate.

The SEC has specific disclosure requirements covering certain types of transactions that we may engage in with our directors, executive officers or other specified parties. Under the SEC rules, we are required to disclose if the Company or any of our subsidiaries was or is to be a participant in any transaction, or series of similar transactions, in which the amount involved exceeds $120,000, and in which any of our directors, director nominees, executive officers, beneficial owners of more than 5% of our Common Stock or any of their respective immediate family members had, or will have, a direct or indirect material interest. We were not a participant in any such transaction in Fiscal 2015.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2017 Annual Meeting of Stockholders, the written proposal must be received at our principal executive offices on or before January 18, 2017. The proposal should be addressed to Corporate Secretary, Christopher & Banks Corporation, 2400 Xenium Lane North, Plymouth, Minnesota 55441. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

In accordance with our by-laws, in order to be properly brought before the 2017 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present, including a director nomination, must be delivered to our principal executive offices in Plymouth, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than March 2, 2017, and no later than April 1, 2017.

ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

Our 2015 Annual Report to Stockholders, including financial statements for the fiscal year ended January 30, 2016, accompanies this proxy statement. Our Annual Report to Stockholders is also available on our website at www.christopherandbanks.com. Stockholders may obtain a copy of our 10-K Report, which is on file with the SEC, without charge by viewing the report on our website at www.christopherandbanks.com or by writing to Christopher & Banks Corporation, Attention: Corporate Secretary, 2400 Xenium Lane North, Plymouth, Minnesota 55441. Copies of any exhibits to the 10-K Report are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice of Availability, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. Currently, only brokers household our proxy statements, transition reports and notices, delivering a single proxy statement, annual report or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability, or if you are receiving multiple copies of these documents and wish to receive only one, please contact us in writing at Christopher & Banks Corporation, Attention: Corporate Secretary, 2400 Xenium Lane North, Plymouth, Minnesota 55441, or by telephone at (763) 551-5000. We will deliver promptly upon written or oral request a separate copy of our proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of such documents was delivered.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies will vote as they deem in our best interests.

By Order of the Board

LuAnn Via
President and Chief Executive Officer
May 18, 2016
Plymouth, Minnesota

APPENDIX A

CHRISTOPHER & BANKS CORPORATION
2013 DIRECTORS’ EQUITY INCENTIVE PLAN

SECTION 1.

PURPOSE

Christopher & Banks Corporation, a Delaware corporation (the “Company”), hereby adopts the Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan (the “Plan”).  The purpose of the Plan is to promote the long-term growth and financial success of the Company by aiding in attracting, motivating and retaining experienced and highly qualified individuals for service as non-employee directors on the Company’s Board of Directors.  The Plan is intended to assist in promoting a stronger alignment of interest between the Company’s non-employee directors and its stockholders.

SECTION 2.
DEFINITIONS

As used in the Plan, the following terms shall have the meanings indicated below:

“Affiliate(s)” shall mean a Parent or Subsidiary of the Company.

“Annual Grant” shall have the meaning given in Section 5(a).

“Award” shall mean any grant of an Option, a Restricted Stock Award or a Restricted Stock Unit Award.

“Award Agreement” shall mean the agreement or agreements, in such form as is approved by the Board or Committee, between the Company and an Eligible Director pursuant to which an Award is granted and which specifies the terms and conditions of that Award, which terms may vary from Award to Award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall mean:

(a)the occurrence of an acquisition by an individual, entity or group (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (but excluding (i) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (ii) any acquisition by the Company or an Affiliate and (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company’s then outstanding voting securities;

(b)at any time during a period of two (2) consecutive years or less, individuals who, at the beginning of such period, constitute the Board (and any new directors whose election to the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease, for any reason (except for death, disability or voluntary retirement), to constitute a majority thereof;

(c)the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company’s voting securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company’s voting securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(d)the sale or other disposition of all or substantially all of the assets of the Company; or

(e)the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Committee” shall mean a committee of two or more directors of the Board who shall be appointed by and serve at the pleasure of the Board, and which shall be authorized by the Board to administer the terms and conditions of the Plan.  Each of the members of the Committee shall be an Eligible Director.

“Common Stock” shall mean the authorized and issuable common stock, par value $0.01 per share, of the Company.

“Discretionary Grants” shall have the meaning given in Section 5(b).

“Eligible Director” and “Eligible Directors” shall mean only those members of the Board who are not officers or employees of the Company or any Affiliate of the Company.

“Fair Market Value” of one share of Common Stock as of any date shall mean (a) if the Common Stock is listed on the New York Stock Exchange or any other established stock exchange, the price of one share of Common Stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of shares of Common Stock shall have occurred on such date, on the next preceding date on which there was a sale of shares of Common Stock; (b) if the Common Stock is not so listed on the New York Stock Exchange or any other established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes for a share of Common Stock; or (c) if the Common Stock is not publicly traded as of such date, the per share value of the Common Stock, as determined by the Board, or any duly authorized Committee of the Board, in its sole discretion, by applying principles of valuation with respect thereto.

The “Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Option” shall mean a nonqualified stock option granted pursuant to the Plan.

“Parent” shall mean any corporation which owns, directly or indirectly, fifty percent (50%) or more of the total voting power of the Company’s Common Stock.

“Participant” shall mean an Eligible Director who has been granted an Award.

“Plan” shall have the meaning set forth in Section 1.

“Restricted Stock Award” or “Restricted Stock Unit Award” shall mean any grant of restricted shares of Common Stock or the grant of any restricted stock units pursuant to the Plan.

“Section 409A” shall mean Section 409A of the Code, as amended from time to time, and the rules, regulations and guidance thereunder (or any successor provision thereto) issued from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean any corporation, limited liability company, partnership or other legal entity of which fifty percent (50%) or more of the total voting power of such entity’s outstanding equity is owned, directly or indirectly, by the Company.

SECTION 3.
ADMINISTRATION

The Plan shall be administered by the Board, or a duly constituted and authorized Committee thereof.  In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members at a duly called meeting or pursuant to the written resolution of all Committee members.

SECTION 4.
SHARES AVAILABLE FOR ISSUANCE

(a)Shares Available.  The shares of stock issuable under this Plan shall consist of authorized but unissued shares of Common Stock.  One Million (1,000,000) shares of Common Stock shall be reserved and available for Awards under the Plan; provided, however, that the total number of shares of Common Stock reserved for Awards under this Plan shall be subject to adjustment as provided in Section 8(a) of the Plan.  The following shares of Common Stock shall continue to be reserved and available for Awards granted pursuant to the Plan:  any shares underlying an outstanding Award that expires for any reason, or otherwise terminates, without the issuance of shares of Common Stock being made thereunder, including (i) any portion of an outstanding Option that is terminated or cancelled prior to exercise, and (ii) any portion of an Award that is terminated or cancelled prior to the lapsing of the risks of forfeiture applicable to such Award, or forfeited and returned to the Company for failure to satisfy vesting requirements or other conditions of the Award.

(b)Share Counting.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase shares of Common Stock, the number of shares of Common Stock covered by such Award or to which such Award relates shall be counted, in accordance with this Section 8, on the date of grant of such Award against the aggregate number of shares of Common Stock available for Awards under the Plan.  With respect to any Award, the number of shares of Common Stock available for Awards under the Plan shall be reduced by one share of Common Stock for each share of Common Stock covered by such Award or to which such Award relates.

(c)Limits on Awards in any Calendar Year.  The maximum number of shares of Common Stock subject to all Awards, in the aggregate, granted to any Eligible Director in any calendar year (including shares issuable upon exercise or vesting of such Award) in the aggregate shall not exceed 50,000 shares, and the maximum aggregate Fair Market Value of Awards (based on the Fair Market Value on the date of grant which, for purposes of valuing Options, shall mean the relevant Black-Scholes value on such date) issued to any one Eligible Director in any calendar year shall not exceed $100,000 in the aggregate.  Notwithstanding the above limitations in this Section 4(c), the maximum number of shares of Common Stock subject to all Awards, in the aggregate, granted to the Chair of the Board, who must also be an Eligible Director to receive an Award, (“Chair”) in any calendar year (including shares issuable upon exercise or vesting of such Award) shall not exceed 75,000 shares, and the maximum aggregate Fair Market Value of Awards (based on the Fair Market Value on the date of grant which, for purposes of valuing Options, shall mean the relevant Black-Scholes value on such date) issued to the Chair in any calendar year shall not exceed $150,000 in the aggregate.

SECTION 5.
AWARDS

(a)Annual Grant. Each year following the close of business on the date of the Company’s annual stockholders meeting (the “Meeting”) and the adjournment of the Meeting, each individual elected, re-elected or continuing as a Non-Employee Director automatically will receive, in consideration for service as a director, an Award (whether in the form of an Option, shares of Restricted Stock or Restricted Stock Units, or some combination thereof) having the number of shares of Common Stock as determined by the Board or Committee, subject to Section 4(c) hereof (the “Annual Grant”).

(b)Discretionary Grants. An Eligible Director may be granted one or more Awards under the Plan (the “Discretionary Grants”) in addition to the Annual Grant(s), including, but not limited to, a pro rata Annual Grant in connection with such Eligible Director’s initial election or appointment to the Board. Discretionary Grants will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Board or Committee in its sole discretion.

(c)Vesting of Awards. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous service of the Company for a certain period.  Unless otherwise stated in an agreement evidencing an Award, an Award of Options shall vest and become exercisable, subject to the other terms of the Plan, on the first anniversary of the date of grant, and an Award of shares of Restricted Stock or Restricted Stock Units shall vest, subject to the other terms of the Plan, on the first anniversary of the date of grant.

(d)Rights as a Stockholder. Except as otherwise may be provided in the Award Agreement evidencing an Award of Restricted Stock, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Restricted Stock upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock. A Participant will have no voting, dividend, liquidation or other rights with respect to shares of Common Stock subject to the Participant’s Options or RSUs until the Participant becomes the holder of record of such shares.

SECTION 6.
TERMS AND CONDITIONS OF OPTIONS

Each Option granted pursuant to this Section 6 shall be evidenced by an Award Agreement.  The Award Agreement may vary from Participant to Participant, but shall contain the following terms and conditions, in addition to those described in Section 5:

(a)Number of Shares and Option Price.  The Award Agreement shall state the total number of shares of Common Stock covered by the Option.  The Option price per share shall be equal to at least one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date that the Option is granted.

(b)Term and Exercisability of Option.  The term during which any Option granted under the Plan may be exercised shall not be longer than ten years.  The Award Agreement shall state when the Option becomes exercisable and shall also state the maximum term during which the Option may be exercised.

(c)Payment for Exercise of Options.  Participants may pay for shares upon exercise of Options: (i) in cash or by cash equivalent acceptable to the Board or Committee; (ii) by having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the Option having an aggregate Fair Market Value on such date equal to the exercise price; (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price; or (iv) by a combination of the methods described above, as approved by the Board or Committee.

(d)Transferability.  No right or interest of any Participant in shares subject to an Award of Options prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(e)No Obligation To Exercise Option.  The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

(f)Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 8 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast at a duly called meeting, neither the Board nor any Committee shall cause the cash purchase or buyout of an Option; the cancellation, substitution or amendment of an Option that would have the effect of reducing the exercise price of such an Option previously granted under the Plan; or otherwise approve any modification to such an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

(g)Other Provisions.  The Option Agreement authorized under this Section 6 shall contain such other provisions as the Board or Committee shall deem advisable.

SECTION 7.
TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

Each Restricted Stock Award or Restricted Stock Unit Award granted pursuant to the Plan shall be evidenced by an Award Agreement.  The Award Agreement may vary from Participant to Participant, but shall contain the following terms and conditions, in addition to those described in Section 5:

(a)Number of Shares.  The Award Agreement shall state the total number of shares of Common Stock covered by the Restricted Stock Award or Restricted Stock Unit Award.

(b)Risks of Forfeiture.  The Award Agreement shall set forth the risks of forfeiture, if any, which shall apply to the shares of Common Stock covered by the Restricted Stock Award or Restricted Stock Unit Award, and shall specify the manner in which such risks of forfeiture shall lapse.  The Board or Committee may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Stock which are restricted as of the effective date of the modification.

(c)Issuance of Shares; Legend.

(i)With respect to a Restricted Stock Award, the Company shall cause to be issued a stock certificate representing such shares of Stock in the Participant’s name, and shall hold such certificate as custodian for the Participant until the risks of forfeiture applicable to the certificate have lapsed, at which time the Company shall deliver the certificate to the Participant.  The Company shall place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Agreement and providing for the cancellation of such certificate if the shares of Stock subject to the Restricted Stock Award are forfeited.  To enforce such restrictions, the Board or Committee may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

(ii)With respect to a Restricted Stock Unit Award, as the risks of forfeiture on the restricted stock units lapse, the Participant shall be entitled to payment of the restricted stock units.  The Board or Committee shall, in satisfaction of such restricted stock units, cause either (i) to be issued one or more stock certificates in the Participant’s name and shall cause such certificates to be delivered to the Participant, or (ii) to be electronically entered in book-entry format such number of shares of Common Stock in the Participant’s name.  Until the risks of forfeiture on the restricted stock units have lapsed, the Participant shall not be entitled to vote any shares of Common Stock which may be acquired through the restricted stock units, shall not receive any dividends attributable to such shares, and shall not have any other rights as a stockholder with respect to such shares.

(d)Nontransferability.  No Restricted Stock Award or Restricted Stock Unit Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the Award Agreement have lapsed.  If the Participant shall attempt any transfer of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan prior to such date, such transfer shall be void and the Restricted Stock Award or Restricted Stock Unit Award shall terminate.  A Participant will be entitled to designate a beneficiary to receive shares of Restricted Stock or Restricted Stock Units upon such Participant’s death and, in the event of such Participant’s death, settlement of any Restricted Stock or Restricted Stock Units will be made to such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, settlement of any Restricted Stock or Restricted Stock Units will be made to the Participant’s legal representatives, heirs, devisees and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete settlement of his or her Awards, then such settlement will be made to the legal representatives, heirs, devisees and legatees of the beneficiary.

(e)Other Provisions.  The Award Agreement authorized under this Section 7 shall contain such other provisions as the Board or Committee shall deem advisable.

SECTION 8.
RECAPITALIZATION, SALE, MERGER, EXCHANGE
OR LIQUIDATION

(a)Stock Dividends, Splits, etc.  In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Stock reserved under Section 4(a) hereof, the number of shares of Common Stock covered by each outstanding Award and the exercise price per share thereof, if applicable, shall be appropriately adjusted to reflect such change.  Additional shares of Common Stock which may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

(b)Change in Control Events.  Unless otherwise provided in the agreement evidencing an Award, in the event of a Change in Control, the Board may provide for one or more of the following:

(i)the equitable acceleration of the exercisability of any outstanding Options, or the lapsing of the risks of forfeiture on any Restricted Stock Awards or Restricted Stock Unit Awards;

(ii)the complete termination of this Plan, the cancellation of outstanding Options not exercised prior to a date specified by the Board (which date shall give Participants a reasonable period of time in which to exercise such Option prior to the effectiveness of such transaction), and the cancellation of any Restricted Stock Awards or Restricted Stock Unit Awards for which the risks of forfeiture have not lapsed;

(iii)that Participants holding outstanding Options receive, with respect to each share of Common Stock subject to such Option, as of the effective date of any such transaction, shares of Common Stock or shares of stock of any corporation succeeding the Company by reason of such transaction with a value equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Option on the date immediately preceding the effective date of such transaction over the exercise price per share of such Options;

(iv)that Participants holding outstanding Restricted Stock Awards or Restricted Stock Unit Awards receive, with respect to each share of Common Stock subject to such Awards, as of the effective date of any such transaction, shares of Common Stock or shares of stock of any corporation succeeding the Company by reason of such transaction with a value equal to the Fair Market Value of the shares of Common Stock subject to such Awards on the date immediately preceding the effective date of such transaction;

(v)the continuance of the Plan with respect to the exercise of Options which were outstanding as of the date of adoption by the Board of such plan for such transaction and the right to exercise such Options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction; and

(vi)the continuance of the Plan with respect to Restricted Stock Awards or Restricted Stock Unit Awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such transaction and the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

(c)Additional Conditions.  The Board may condition any acceleration of exercisability or other right to which Participant is not entitled upon any additional agreements from Participant, including, without limitation, a Participant agreeing to additional restrictive covenants (e.g., confidentiality, noncompetition, non-solicitation, non-circumvention, continued service as a director, etc.).

(d)Other Limitations.  The Board may restrict the rights of or the applicability of this Section 8 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation.  The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.
SECURITIES LAWS AND OTHER RESTRICTIONS

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under the Plan, unless:  (a) there is in effect with respect to such shares a registration statement under the Securities Act, and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Board or Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities laws or other restrictions.

SECTION 10.
EFFECT OF TERMINATION OF SERVICE

(a)Termination Due to Death or Disability.  In the event a Participant’s ceases to be a member of the Board by reason of his or her death or Disability, all Options that are not then exercisable, and all shares of Restricted Stock and RSUs then held by or credited to the Participant that have not vested, as of such date will become immediately exercisable or vested, as applicable.

(b)Termination for Reasons Other than Death or Disability.  Subject to Sections 10(c) of the Plan, in the event a Participant ceases to be a member of the Board for any reason other than death or Disability, all Options that are not then exercisable, and all shares of Restricted Stock and RSUs then held by or credited to the Participant that have not vested, as of such termination will be forfeited.

(c)Modification of Rights Upon Termination. Notwithstanding the terms of Section 10(b), upon a Participant’s ceasing to be a member of the Board, the Board or Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, but prior to such cessation), cause one or more Options to become exercisable, and one or more shares of Restricted Stock or RSUs then held by or credited to such Participant to vest and/or continue to vest following such cessation of membership on the Board, in each case in the manner determined by the Board or Committee and in each case, consistent with the requirement under Section 13(b) that such Award remain exempt from Section 409A.

SECTION 11.
AMENDMENT OF THE PLAN

The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 8, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant, except to the extent taken in conformity with the terms of any of Sections 8 or 12 of this Plan.  Notwithstanding the foregoing, no such revision or amendment shall be effective without the approval of the stockholders of the Company if such approval is required for compliance with the requirements of any applicable law, rule or regulation of any applicable governing agency or stock exchange.  Furthermore, the Board shall not revise or amend the Plan to increase the number of shares of Common Stock reserved and available for Awards under the Plan without the approval of the stockholders of the Company; for the avoidance of doubt, changes in the number of shares of Common Stock reserved and available for Awards under the Plan resulting from the operation of Section 8(a) of this Plan shall not require such stockholder approval.

SECTION 12.
PAYMENT OF WITHHOLDING TAX OBLIGATIONS

The Company is entitled to withhold and deduct from future compensation of the Participant (or from other amounts that may be due and owing to the Participant from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding tax requirements attributable to an Award, including, without limitation, the grant, vesting, or payment of dividends with respect to, an Award.

SECTION 13.
MISCELLANEOUS

(a)Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware notwithstanding the conflicts of laws principles in any jurisdiction.

(b)Compliance with Section 409A.  Each Award issued under the Plan is intended to be exempt from Section 409A and will be interpreted accordingly.

(c)Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

(d)Rights Reserved.  Nothing in the Plan shall confer upon any Eligible Director the right to continue as a director of the Company or affect any right that the Company or any Eligible Director may have to terminate the service of such Eligible Director.

(e)Rights As A Stockholder.  Except as otherwise provided by the express terms of the Plan, an Eligible Director shall not, by reason of any Award, have any rights as a stockholder of the Company until shares of Common Stock have been issued to such Eligible Director.

(f)Severability.  If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid.  Any section or part of a section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

(g)Section Headings.  The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

(h)Stockholder Approval; Effective Date of Plan.  This Plan must be approved by a majority of the votes cast at a duly held meeting of the stockholders of the Company at which a quorum representing a majority of the outstanding voting shares of Common Stock is, either in person or by proxy, present and voting on the Plan, such meeting to be held within twelve (12) months after the date this Plan was adopted by the Board.  If the stockholders of the Company fail to approve adoption of this Plan at such meeting, all Awards previously granted under this Plan shall immediately terminate and be forfeited.  This Plan shall be effective on the date of the Company’s stockholders meeting at which it is approved, if so approved.

(i)Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

(j)Duration of Plan.  The Plan will terminate at midnight on May 2, 2023, which is the tenth anniversary of the Plan’s initial adoption by the Board, and may be terminated prior to such time by Board action. No Award will be granted after termination of the Plan. Awards outstanding upon termination of the Plan may continue to be exercised or vest in accordance with their terms.